EXHIBIT 4.2
EXECUTION COPY

TRUST INDENTURE
between
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE COUNTY OF PIMA
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
$36,495,000
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF
THE COUNTY OF PIMA
WATER AND WASTEWATER REVENUE BONDS
(GLOBAL WATER RESOURCES, LLC PROJECT),
SERIES 2006
Dated as of December 1, 2006

TRUST INDENTURE
     THIS TRUST INDENTURE dated as of December 1, 2006, is made by and between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA (the “Issuer”), a nonprofit corporation designated a political subdivision of the State of Arizona (the “State”), pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and validly existing under the laws of the United States, and authorized to exercise corporate trust powers in the State of Arizona, with a corporate trust office in Phoenix, Arizona, as trustee (the “Trustee”) under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals and granting clauses being used therein as defined in Article I hereof):
     A. Pursuant to and in accordance with the laws of the State of Arizona, including without limitation, Title 35, Chapter 5 of the Arizona Revised Statutes, as amended, the Issuer has determined to issue and sell the Series 2006 Bonds in the aggregate principal amount of $36,495,000 and to loan the proceeds to be derived from the sale thereof to the Company to assist in the financing of the Project to be undertaken by the Company;
     B. The Series 2006 Bonds and any Additional Bonds will be secured by this Indenture, and the Issuer is authorized to execute and deliver this Indenture and to do or cause to be done all acts provided or required herein to be performed on its part;
     C. All acts and conditions required to happen, exist and be performed precedent to and in the issuance of the Series 2006 Bonds and the execution and delivery of this Indenture have happened, exist and have been performed, or at the delivery of the Series 2006 Bonds will exist, will have happened and will have been performed (i) to make the Series 2006 Bonds, when issued, delivered and authenticated, valid obligations of the Issuer in accordance with the terms thereof and hereof and (ii) to make this Indenture a valid, binding and legal trust indenture for the security of the Bonds in accordance with its terms; and
     D. The Trustee has accepted the trusts created by this Indenture, and in evidence thereof has joined in the execution hereof;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure the payment of Bond Service Charges on the Bonds according to their true intent and meaning, to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and to declare the terms and conditions upon and subject to which the Bonds are and are intended to be issued, held, secured and enforced, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein and of the purchase and acceptance of the Series 2006 Bonds by the Holders, and for other good and valuable consideration, the receipt of which is acknowledged, the Issuer has executed and delivered this Indenture and does hereby grant to the Trustee and to its successors in trust and its assigns, a lien on and a security interest in:

     (i) the Revenues including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan,
     (ii) the Agreement, except for the Unassigned Issuer’s Rights,
     (iii) the Security Agreement, and
     (iv) any and all right, title and interest of the Issuer in any and all other real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind assigned, pledged or transferred, as and for additional security for the Bonds hereunder by the Issuer or by anyone on its behalf, or with its written consent, which the Trustee is hereby authorized, but is not obligated without its consent, to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.
     TO HAVE AND TO HOLD unto the Trustee and its successors in trust and its and their assigns forever;
     BUT IN TRUST, NEVERTHELESS, and subject to the provisions hereof,
     (A) except as provided otherwise herein, for the equal and proportionate benefit, security and protection of all present and future Holders of the Bonds issued or to be issued under and secured by this Indenture,
     (B) for the enforcement of the payment of the principal of and interest and any premium on the Bonds, when payable, according to the true intent and meaning thereof and of this Indenture, and
     (C) to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Indenture, in each case, without preference, priority or distinction, as to lien or otherwise, of any one Bond over any other by reason of designation, number, date of the Bonds or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Bond and all Bonds shall have the same right, lien and privilege under this Indenture and shall be secured equally and ratably hereby, it being intended that the lien and security of this Indenture shall take effect from the date hereof, without regard to the date of the actual issue, sale or disposition of the Bonds, as though upon that date all of the Bonds were actually issued, sold and delivered to purchasers for value.
     Provided, however, that if
     (i) the principal of the Bonds and the interest due or to become due thereon together with any premium required by redemption of any of the Bonds prior to maturity shall be well and truly paid, at the times and in the manner to which reference is made in the Bonds, according to the true intent and meaning thereof, or the outstanding Bonds shall have been paid and discharged in accordance with Article IX hereof, and

     (ii) all of the covenants, agreements, obligations, terms and conditions of the Issuer under this Indenture shall have been kept, performed and observed and there shall have been paid to the Trustee, the Issuer, the Rebate Consultant and the Registrar all sums of money due or to become due to them in accordance with the terms and provisions hereof, then this Indenture and the rights assigned hereby shall cease, determine and be void, except as provided in Sections 9.01 and 9.03 hereof with respect to the survival of certain provisions hereof; otherwise, this Indenture shall be and remain in full force and effect.
     It is declared that all Bonds issued hereunder and secured hereby are to be issued, authenticated and delivered, and that all Revenues assigned hereby are to be dealt with and disposed of under, upon and subject to, the terms, conditions, stipulations, covenants, agreements, obligations, trusts, uses and purposes provided in this Indenture. The Issuer has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Holders, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. In addition to the words and terms defined elsewhere in this Indenture or by reference to the Agreement, unless the context or use clearly indicates another meaning or intent:
     “ACC” means the Arizona Corporation Commission, an agency of the State of Arizona.
     “Accounting Firm” means an independent certified public accounting firm selected by the Company and not unacceptable to the Issuer.
     “Act” means Title 35, Chapter 5 of the Arizona Revised Statutes.
     “Additional Bonds” means bonds which may be issued under the Indenture, subsequent to the issuance of the Series 2006 Bonds.
     “Additional Bond Reserve Requirement” means at the time of issuance of any Additional Bonds subsequent to the issuance of the Series 2006 Bonds, the least of (i) 10% of the stated principal amount of the Series 2006 Bonds and the Additional Bonds, (ii) Maximum Annual Debt Service on the Series 2006 Bonds and the Additional Bonds, and (iii) 125% of average annual debt service on the Series 2006 Bonds and the Additional Bonds.
     “Additional Notes” means any nonnegotiable promissory note or notes, in addition to the Project Note, delivered by the Company to the Trustee in connection with the issuance of Additional Bonds, as provided in the Agreement.

     “Affiliate” means any (A) entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the Company, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (B) corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Company, or by an entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the Company, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (C) person whose business is operated under a lease or operating agreement by the Company, or person substantially all of whose property is operated under an operating agreement with the Company; (D) entity that operates the business or substantially all of the property of the Company under a lease or operating agreement; or (E) any “affiliate” within the meaning of Title 11 of the United States Code.
     “Agreement” or “Loan Agreement” means the Loan Agreement dated as of even date with the Indenture, between the Issuer, the Trustee and the Company, as amended or supplemented from time to time, as permitted therein.
     “Authorized Company Representative” means the person designated in a certificate of the Company or any person authorized to act on behalf of the Company at the time pursuant to the Agreement or under the Indenture.
     “Authorized Official” means President, any Vice President, Secretary/Treasurer or Assistant Secretary/Treasurer of the Issuer.
     “Bond Legislation” means (a) when used with reference to the Series 2006 Bonds, the resolutions providing for the issuance of the Series 2006 Bonds and approving the Agreement, the Indenture and related matters; (b) when used with reference to an issue of Additional Bonds, the resolutions providing for the issuance of the Series 2006 Bonds, to the extent applicable, and the resolution providing for the issuance of the Additional Bonds and approving any amendment or supplement to the Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Bonds are outstanding, the resolutions providing for the issuance of the Series 2006 Bonds and the resolution providing for the issuance of the then outstanding and the then to be issued Additional Bonds; in each case as amended or supplemented from time to time.
     “Bond Reserve Requirement” means at the time of the issuance of the Series 2006 Bonds, the least of (i) 10% of the stated principal amount of the Series 2006 Bonds and the Bonds, (ii) Maximum Annual Debt Service on the Series 2006 Bonds and the Bonds, and (iii) 125% of average annual debt service on the Series 2006 Bonds and the Bonds.
     “Bond Reserve Value” means the value of the money and the Eligible Investments credited to the Bond Reserve Fund, the value of the investments to be determined pursuant to the Indenture.

     “Bond Service Charges” means, for any period or payable at any time, the principal of, premium, if any, and interest on the Bonds for that period or payable at that time whether due at maturity or upon acceleration, redemption or purchase.
     “Bonds” means the Series 2006 Bonds and any Additional Bonds.
     “Business Day” means any day of the year other than a Saturday or Sunday or a day on which (i) banks located in the city in which the Designated Office of the Trustee is located are not required or authorized to remain closed and (ii) the New York Stock Exchange is not closed.
     “Code” means the Internal Revenue Code of 1986, the regulations (whether temporary or final) under that Code or the statutory predecessor of that Code, and any amendments of, or successor provisions to, the foregoing and any official rulings, announcements, notices, procedures and judicial determinations regarding any of the foregoing, all as and to the extent applicable. Unless otherwise indicated, reference to a Section means that Section of the Code, including such applicable regulations, rulings, announcements, notices, procedures and determinations pertinent to that Section.
     “Company” means Global Water Resources, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and its lawful successors and assigns, to the extent permitted by the Agreement.
     “Completion Date” means the date of completion of the Series 2006 Project evidenced in accordance with the requirements of the Agreement.
     “Construction Period” means the period between the beginning of the construction, installation, equipment or improvement of the Project or the date on which the Series 2006 Bonds are delivered to the Underwriter, whichever is earlier, and the Completion Date.
     “Debt Service Coverage Ratio” means, for any period of time, the ratio of Income Available For Debt Service (with respect to Additional Bonds issued subsequent to the issuance of the Series 2006 Bonds, such amount adjusted as provided in the next sentence) to Maximum Annual Debt Service. For purposes of this definition only, with respect to Additional Bonds issued subsequent to the issuance of the Series 2006 Bonds, Income Available for Debt Service may be increased by including at the time of issuance of Additional Bonds, anticipated annual earnings on additional moneys required to be deposited in the Bond Reserve Fund as a result of the issuance of the Additional Bonds, provided that at the time of delivery of the Additional Bonds:
     (i) All of such moneys have been deposited in an investment agreement meeting the requirements of clause (vi) of the definition of “Eligible Investments”;
     (ii) such investment agreement has a term equal to the longest maturity of the Additional Bonds, and is not subject to early termination at the option of the investment agreement provider except upon the occurrence of an event of default thereunder; and
     (iii) the Original Purchaser certifies the estimated annual earnings to be derived from such deposit.

     “Determination of Taxability” means, as to the Series 2006 Bonds, (i) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any federal judicial or administrative authority (collectively, “Legislative Change”), which has the effect of requiring interest on the Series 2006 Bonds to be included in the “gross income” (as defined in Section 61 of the Code) of the Holders for federal income tax purposes (other than a Holder who is a “substantial user” of the Project or a “related person” as those terms are used in Section 147(a) of the Code), or (ii) the receipt by the Trustee of a written opinion of Bond Counsel to the effect that interest on the Series 2006 Bonds must be included in such gross income of the Holders for federal income tax purposes (other than a Holder who is a “substantial user” of the Project or a “related person” as those terms are used in Section 147(a) of the Code); provided that for purposes of clarification only those Legislative Changes which include interest on the Series 2006 Bonds in gross income (as defined in Section 61 of the Code) will constitute a Determination of Taxability and not any other change in the Code or other federal law which has the effect, directly or indirectly, of subjecting all or a portion of the interest on the Series 2006 Bonds to a federal tax; and provided further that no decision by any court or decision, ruling or technical advice by any administrative authority will be considered final (a) unless the Holder involved in the proceeding or action giving rise to such decision, ruling or technical advice (i) gives the Company and the Trustee prompt notice of the commencement thereof, and (ii) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify that Holder against all liabilities in connection therewith, and (b) until the expiration of all periods for judicial review or appeal; and, as to any series of Additional Bonds, any Determination of Taxability defined in the applicable Supplemental Indenture.
     “Eligible Investments” means:
     (i) Treasury Obligations;
     (ii) Farmers Home Administration Certificates of Beneficial Ownership; General Service Administration Participation Certificates; U.S. Maritime Administration-Guarantee Title XI Financing; Small Business Administration Guarantee Participation Certificates and Guaranteed Pooled Certificates; U.S. Department of Housing and Urban Development Local Authority Bonds; Washington Metropolitan Area Transit Authority — Guarantee Transit Bonds; Federal Housing Administration Debentures; Federal Home Loan Mortgage Corporation — Debt Obligations; Farm Credit System (formerly Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated System Wide Bonds and Notes; Federal Home Loan Banks Consolidated Debt Obligations; Federal National Mortgage Association Debt Obligations; Student Loan Marketing Association Debt Obligations; Financing Corporation Debt Obligations; and Resolution Funding Corporation Debt Obligations;
     (iii) obligations issued or guaranteed by any state or political subdivision thereof (including stripped obligations the principal of and interest on which have been separated and offered for sale separate from each other) and rated in the two highest categories if rated either as short term obligations or long term obligations, by a Rating Agency;

     (iv) commercial or finance paper which is rated in the two highest rating categories by a Rating Agency;
     (v) deposit accounts, bankers’ acceptances, certificates of deposit or bearer deposit notes (collectively, “Deposit”) in one or more banks, trust companies or savings and loan associations (including, without limitation, the Trustee or any bank affiliated with the Trustee) organized under the laws of Canada or the United States of America or any state or province thereof, where (i) the bank or trust company has debt securities rated in the two highest rating categories by a Rating Agency or (2) the Deposit is fully insured by the Federal Deposit Insurance Corporation;
     (vi) any investment agreement which is an unconditional obligation of, or is guaranteed as to full and timely payment by, one or more banks, insurance companies or other financial institutions which has a long-term unsecured debt rating (or a claims paying rating) in the two highest long-term categories by a Rating Agency;
     (vii) repurchase agreements secured fully by obligations of the type specified in clauses (i) and (ii) and issued by a bank or savings and loan association which is insured by the Federal Deposit Insurance Corporation;
     (viii) shares or certificates in any short-term investment fund or pool, including any fund or pool maintained by the Trustee, or one of its affiliates and which fund invests solely in obligations listed in clauses (i) to (vii) above;
     (ix) corporate debt securities issued by corporations having debt securities rated in the two highest rating categories by a Rating Agency; and
     (x) such other investment as is approved by the Holders of at least 51 percent of the principal amount of the Bonds outstanding.
provided, however, that: (1) in determining whether the rating assigned by a Rating Agency to an investment complies with the rating categories provided in this definition of Eligible Investments, the rating category will be determined without regard to any numerical or plus or minus modifier; and (2) evidence of ownership of proportionate interests in Eligible Investments will also constitute Eligible Investments so long as (i) the owner of the interest is the real party in interest and has the right to proceed against the obligor on the underlying Eligible Investment and (ii) the underlying Eligible Investments are not available to satisfy any claim of any custodian of the underlying Eligible Investments or any person claiming through the custodian or to whom the custodian may be obligated.
     “Event of Bankruptcy” means a petition by or against the Company or the Issuer under any bankruptcy act or under any similar act which may be enacted, which shall have been filed (other than bankruptcy proceedings instituted by the Company or the Issuer against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.
     “Event of Taxability” means the date from which interest on any Bond is deemed to be taxable to the Holder thereof pursuant to the Determination of Taxability.

     “Extraordinary Services” and “Extraordinary Expenses” mean all services rendered and all reasonable expenses properly incurred by the Trustee under the Indenture, other than Ordinary Services and Ordinary Expenses.
     “Holder” or “Holder of a Bond” means the Person in whose name a Bond is registered on the Register.
     “Income Available For Debt Service” means the Palo Verde Receipts and the Santa Cruz Receipts.
     “Indebtedness” means all obligations for payments of principal and interest with respect to money borrowed, incurred or assumed by the Company, all Guaranties, and all purchase money mortgages, financing or capital leases, installment purchase contracts or other similar instruments in the nature of a borrowing by which the Company will be unconditionally obligated to pay but excluding advances in aid of construction. As used herein, “Guaranty” shall mean a loan commitment or other financial obligation of the Company which loan commitment or obligation guarantees in any manner, whether directly or indirectly, any obligation of any other person which obligation would, if such other person were the Company, constitute Indebtedness hereunder; provided, however, that notwithstanding the foregoing, none of the following shall be deemed to constitute a Guaranty: (a) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (b) rentals payable in future years under leases, other than leases which are or should be capitalized in accordance with generally accepted accounting principles, and (c) any indemnification agreement entered into by the Company in connection with surety bonds, performance bonds, bid bonds, material bonds, labor bonds, stay bonds, appeal bonds and other similar bonds, except to the extent that a surety bond requires reimbursement of cash deposits by the Company. Nothing in this definition or otherwise shall be construed to count any Indebtedness more than once.
     “Indenture” means the Trust Indenture, dated as of December 1, 2006, between the Issuer and the Trustee, as amended or supplemented from time to time, as permitted therein.
     “Intercreditor Agreement” means that Intercreditor Agreement dated as of December 28, 2006, among Wells Fargo, the Company and the Trustee.
     “Interest Payment Date” or “Interest Payment Dates” means, as to the Series 2006 Bonds, June 1 and December 1, commencing June 1, 2007, and as to Additional Bonds, each date or dates designated as an Interest Payment Date or Dates in the form of bond for which provision is made in the applicable Supplemental Indenture or Bond Legislation.
     “Issuer” means The Industrial Development Authority of the County of Pima, a nonprofit corporation designated a political subdivision of the State of Arizona.
     “Legislative Authority” means the Governing Board of the Issuer.
     “Loan” means the loan by the Issuer to the Company of the proceeds received from the sale of the Series 2006 Bonds and any Additional Bonds.

     “Loan Payment Date” means any date on which Company is required to make payments under the Agreement or the Notes for Bond Service Charges on the Bonds, whether at maturity, upon acceleration, call for redemption, tender for mandatory purchase or otherwise.
     “Loan Payments” means the amounts required to be paid by the Company in repayment of the Loan pursuant to the provisions of the Notes and the Agreement.
     “Long Term Indebtedness” means all Indebtedness of the Company for an original term, or renewable at the option of the Company for a period from the date originally incurred, longer than one year, including capitalized leases and installment sale purchase contracts, all as determined in accordance with generally accepted accounting principles; provided, however, in all cases the current portion of Long Term Indebtedness shall be included.
     “Maximum Annual Debt Service” means the greatest scheduled amount of principal (including mandatory sinking fund payments) and interest payable on Long Term Indebtedness (but, excluding Subordinated Indebtedness incurred in compliance with the Agreement) of the Company during the current or any future 12 month period ending December 1.
     “Notes” means the Series 2006 Project Note and any Additional Notes.
     “Ordinary Services” and “Ordinary Expenses” mean those services normally rendered, and those expenses normally incurred, by a trustee under instruments similar to the Indenture.
     “Outstanding Bonds,” “Bonds outstanding” or “outstanding” as applied to Bonds mean, as of the applicable date, all Bonds which have been authenticated and delivered, or which are being delivered by the Trustee under the Indenture, except:
     (a) Bonds canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;
     (b) Bonds, or the portion thereof, for the payment, redemption or purchase for cancellation of which sufficient money has been deposited and credited with the Trustee on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;
     (c) Bonds, or the portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of the Indenture; and
     (d) Bonds in lieu of which others have been authenticated under the Indenture.
For purposes of any consent or other actions to be taken by the holders of a specified percentage of Bonds under the Indenture or under the Agreement, Bonds held by or for the account of the Issuer or the Company or any Affiliate thereof (unless all outstanding Bonds are then owned by the Company or Affiliate thereof) shall not be considered to be Outstanding Bonds, Bonds outstanding, or outstanding.
     “Person” or words importing persons mean firms, associations, partnerships (including, without limitation, general and limited partnerships), limited liability companies, joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.
     “Project Note” means the promissory note of the Company, dated as of even date with the Series 2006 Bonds, in the form attached to the Agreement and in the principal amount of $36,495,000, evidencing the obligation of the Company to make Loan Payments.
     “Purchase Contract” means, as to the Series 2006 Bonds, the Bond Purchase Agreement dated December 14, 2006, among the Issuer, the Company and Hutchinson, Shockey, Erley & Co., and as to any Additional Bonds, the bond purchase contract provided for in the Bond Legislation providing for the issuance of the Additional Bonds.
     “Qualified Investor” means either (a) a “qualified institutional investor”, within the meaning of Rule 144A of the Securities Act of 1933 (the “Securities Act”); or (b) an “accredited investor”, within the meaning of Rule 501 of Regulation D of the rules governing the limited offer and sale of securities without registration under the Securities Act.
     “Rebate Consultant” means a firm of independent accountants or attorneys or another Person or firm with knowledge of or experience in advising with respect to the provisions of Section 148(f) of the Code.
     “Registrar” means, as to the Series 2006 Bonds, the Trustee, until a successor Registrar shall have become such pursuant to applicable provisions of the Indenture and as to any series of Additional Bonds, the bank, trust company or other Person designated as such by or pursuant to the applicable Bond Legislation or Supplemental Indenture; each Registrar shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934.
     “Regular Record Date” means, with respect to any Bond, the fifteenth day of the calendar month next preceding an Interest Payment Date applicable to that Bond.
     “Reserve Fund Surety” means a surety bond, insurance policy, letter of credit or similar arrangement representing the irrevocable obligation of the issuer thereof (which issuer shall meet the criteria described below) to pay to or at the direction of the Trustee an amount up to the Reserve Requirement. Any reimbursement or similar obligation incurred by the Company in connection with a Reserve Fund Surety shall be subordinate to the obligation of the Company to make Loan Repayments under this Agreement. The issuer of any Reserve Fund Surety shall be rated at least “AA” by Standard & Poor’s Group or “Aa” by Moody’s Investors Service at the time of such deposit, and upon notice of any downgrade of any such rating to the Company, the Company shall either fund the Reserve Requirement with cash in a Reserve Fund or substitute a new Reserve Fund Surety meeting the above rating requirements.
     “Revenues” means all amounts pledged hereinafter to the payment of Bond Service Charges, consisting of the following: (a) the Loan Payments, (b) all other moneys received or to be received by the Trustee in respect of repayment of the Loan, including, without limitation, all moneys and investments in the Bond Fund and Bond Reserve Fund, (c) any moneys and investments in the Project Fund, and (d) all income and profit from the investment of the foregoing moneys, except for any investment income which is required to be rebated to the United States of America in order to continue the exclusion of interest on the Bonds from gross income for federal income tax purposes. The term “Revenues” does not include any moneys or investments in the Rebate Fund or certain payments to the Issuer or the Trustee pursuant to the Agreement and the Indenture.
     “Security Agreement” means the Security Agreement dated as of December 1, 2006 by and between the Company and the Trustee.
     “Series 2006 Bonds” means the $36,495,000 Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project), Series 2006, of the Issuer authorized in the Bond Legislation and Section 2.02 of the Indenture.
     “Series 2006 Plans and Specifications” means the plans and specifications describing the Series 2006 Project Facilities as now prepared and as they may be changed as herein provided from time to time.
     “Series 2006 Project” means, collectively, the Series 2006 Project Site and the Series 2006 Project Facilities, together constituting a “project” as defined in the Act.
     “Series 2006 Project Costs” means the costs of the Series 2006 Project specified in Section 3.4 of the Agreement.
     “Series 2006 Project Facilities” means the Company’s facilities described in Exhibit B and C to the Agreement (and more particularly described in the Plans and Specifications), together with any additions, modifications and substitutions to those facilities.
     “Series 2006 Project Fund Account” means the Series 2006 Project Fund Account created in the Indenture.
     “Series 2006 Project Note” means the nonnegotiable promissory note of the Company, dated December 28, 2006, in the principal amount of $36,495,000 evidencing the obligation of the Company to make Loan Payments, as it may be amended or restated under the Agreement
     “Series 2006 Project Purposes” means constructing, installing, equipping or improving real and personal property comprising facilities to be used to furnish water and to collect sewage, or such use as may result from a change in the Series 2006 Plans and Specifications authorized by Section 3.2 of the Agreement or which may otherwise be permitted by the Agreement.
     “Series 2006 Project Site” means the real property and easements underlying the Series 2006 Project.
     “Short-Term Indebtedness” means all Indebtedness, other than Long-Term Indebtedness, which meets one or more of the following criteria:

     (i) Indebtedness with respect to money borrowed payable on demand or for an original term, or renewable at the option of the borrower for a period from the date originally incurred, of one year or less;
     (ii) Indebtedness with respect to leases which are capitalized in accordance with generally accepted accounting principles having an original term, or renewable at the option of the lessee for a period from the date originally incurred, of one year or less; and
     (iii) Indebtedness with respect to installment purchase contracts having an original term of one year or less;
provided, however, that trade payables in the normal course of business will not be considered Short-Term Indebtedness.
     “Special Record Date” means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to the Indenture.
     “State” means the State of Arizona.
     “Tax Certificate” means the Tax Certificate as to Arbitrage and the Provisions of Sections 103 and 141-150 of the Internal Revenue Code of 1986.
     “Treasury Obligations” means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the timely payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), (c) the interest component of obligations issued by the Resolution Trust Corporation and (d) securities which represent an interest in the obligations described in (a), (b) and (c) above so long as (i) the owner of the interest is the real party in interest and has the right to proceed against the obligor on the underlying security and (ii) the underlying security is not available to satisfy any claim of any custodian of the underlying Security or any person claiming through the custodian or to whom the custodian may be obligated.
     “Trustee” means U.S. Bank National Association, unless and until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter, “Trustee” shall mean the successor Trustee.
     “Unassigned Issuer’s Rights” means Unassigned Issuer’s Rights as defined in the Agreement.
     “Underwriter” means, as to the Series 2006 Bonds, Hutchinson, Shockey, Erley & Co. and, as to Additional Bonds, the Person or Persons identified as the purchaser or purchasers in the applicable Purchase Contract.

     “Wells Fargo” means Wells Fargo Bank, N.A.
     “Well Fargo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 9, 2005, between, as borrowers, the Company, Global Water Management, LLC, a Delaware limited liability company, and Global Water, Inc., a Delaware corporation, and as lender, Wells Fargo, as supplemented and amended.
     Section 1.02. Interpretation. Any reference herein to the Issuer, to the Legislative Issuer or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.
     Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Arizona Revised Statutes, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this paragraph, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Registrar or the Company under this Indenture, the Bond Legislation, the Bonds, the Agreement, the Notes or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and manner, at the times, and from the sources provided in the Bond Legislation and this Indenture, except as permitted herein.
     Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. The terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder,” “hereinafter” and similar terms refer to this Indenture; and the term “hereafter” means after, and the term “heretofore” means before, the date of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.
     Section 1.03. Captions and Headings. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.
     Section 1.04. Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion with respect to the subject matter referred to in the instrument to which his signature is affixed; and (4) a statement as to whether, in the opinion of such person, such provision has been complied with.
     Any such certificate or opinion made or given by an Authorized Official of the Issuer or an Authorized Company Representative (collectively the “Officer”) may be based, insofar as it relates to legal or accounting matters, upon a certificate or opinion of an independent counsel or independent certified public accountant unless such Officer knows, or in the exercise of reasonable care should have known, that the certificate or opinion with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by an independent counsel or accountant may be based insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer or the Company) upon a certificate or opinion of or representation by an appropriate Officer of the Issuer or Company, as applicable, unless such counsel or accountant knows, or in the exercise of reasonable care should have known, that the certificate or representation with respect to the matters upon which such person’s certificate or opinion may be based, as aforesaid, is erroneous. The same Officer or the same counsel or accountant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Indenture, but different Officers, counsel or accountants may certify to different matters, respectively. Any opinion of counsel may be qualified by reference to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights.
ARTICLE II
AUTHORIZATION AND TERMS OF
BONDS; ADDITIONAL BONDS
     Section 2.01. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total authorized principal amount of Series 2006 Bonds which shall be issued under the provisions of this Indenture is $36,495,000. The Issuer may issue, sell and deliver one or more series of Additional Bonds for the purposes, upon satisfaction of the conditions and in the manner provided herein.
     Section 2.02. Issuance of Series 2006 Bonds. (a) It is determined to be necessary to, and the Issuer shall, issue, sell and deliver $36,495,000 principal amount of Series 2006 Bonds for the Project Purposes. The Series 2006 Bonds shall be designated “Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project), Series 2006;” shall be issuable, unless a supplemental indenture shall have been executed and delivered pursuant to Section 8.02(h) hereof, only in fully registered form, substantially as set forth in Exhibit A to this Indenture; shall be numbered in such manner as determined by the Trustee in order to distinguish each Bond from any other Bond; shall be in the denominations of $100,000 and any integral multiple of $1,000 thereof; shall be dated December 28, 2006; and shall bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance and delivery.
     (b) The Series 2006 Bonds shall mature and bear interest as follows:

YEAR
(December 1)	PRINCIPAL AMOUNT	INTEREST RATE

2017	$6,910,000	5.45%
2022	$6,215,000	5.60%
2032	$23,320,000	5.75%

     (c) Interest on the Series 2006 Bonds shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.
     Section 2.03. Initial Delivery of Series 2006 Bonds; Deposit of Proceeds. (a) Upon the execution and delivery of this Indenture and satisfaction of the conditions established by the Issuer and in the Purchase Contract for delivery of the Series 2006 Bonds, the Issuer shall execute (but need not prepare) the Series 2006 Bonds in typewritten form and deliver them to the Trustee. Thereupon, the Trustee shall authenticate the Series 2006 Bonds and deliver them to, or on the order of, the Original Purchaser thereof, as directed by the Issuer in accordance with this Section 2.03.
     (b) Before the Trustee delivers any Series 2006 Bonds, the Trustee shall have received:
     (i) a request and authorization to the Trustee on behalf of the Issuer, signed by the Authorized Official, to authenticate and deliver the Series 2006 Bonds to, or on the order of, the Original Purchaser upon payment to the Trustee of the amount specified therein, any accrued interest, which amount shall be deposited as provided below;
     (ii) a copy of the Bond Legislation, certified by an officer of the Legislative Authority;
     (iii) executed counterpart of the Agreement and the Intercreditor Agreement;
     (iv) an original executed Project Note;
     (v) immediately available funds from the Company in the amount of $565,100;
     (vi) Opinion of Kutak Rock LLP, Bond Counsel, to the effect that the interest on the Series 2006 Bonds is excluded from the gross income for federal income tax purposes and such other matters as shall be reasonably required by the Issuer and the Original Purchaser;
     (vii) an amount of money so that the Reserve Fund Value shall be at least equal to the Reserve Fund Requirement or in lieu thereof a Reserve Fund Surety; and
     (viii) executed counterpart of the Security Agreement.

     (c) The Trustee shall deposit the proceeds of the Series 2006 Bonds and the Company’s deposit as follows:
     (i) $1,295,000.00 (representing all of the Company’s deposit of $565,100.00 and the remainder, being $729,900.00, from proceeds of the Bonds) into the Cost of Issuance Account of the Project Fund, which shall be used by the Trustee to pay the costs of issuance associated with the initial issuance, sale and delivery of the Series 2006 Bonds as shown on Exhibit B hereto, upon receipt of an invoice from the payee;
     (ii) $3,597,106.28 into the Bond Reserve Fund; and
     (iii) the balance, into the Construction Account of the Project Fund.
     The Trustee shall be permitted to rely upon the opinions described in (vi) above.
     Section 2.04. Issuance and Delivery of Additional Bonds. (a) At the request of the Company, the Issuer may, in its discretion and upon compliance with the procedures of the Issuer at the time in effect for the issuance of its bonds, issue Additional Bonds on a parity with the Series 2006 Bonds, as herein provided, from time to time after initial delivery of the Series 2006 Bonds.
     Those Additional Bonds shall be on a parity with the Series 2006 Bonds and any Additional Bonds theretofore or thereafter issued and outstanding as to the assignment to the Trustee of the Issuer” right, title and interest in the Revenues and the Agreement (other than the Unassigned Issuer’s Rights) to provide for payment of Bond Service Charges on the Bonds; provided, however, that nothing herein shall prevent payment of Bond Service Charges on any series of Additional Bonds from (i) being otherwise secured and protected from sources or by property or instruments not applicable to the Series 2006 Bonds and any one or more series of Additional Bonds, or (ii) not being secured or protected from sources or by property or instruments applicable to the Series 2006 Bonds or one or more series of Additional Bonds.
     Before the Trustee shall authenticate and deliver any Additional Bonds, the Trustee shall receive each of the following items:
     1. Either (A) or (B):
     (A) a report of an Accounting Firm, certifying that the Debt Service Coverage Ratio of the Company for the four most recent fiscal quarters of the Company, computed on the basis of the Accounting Firm’s review of the Company’s financial statements (or, if the four most recent fiscal quarters of the Company constitute a fiscal year, the Company’s audited financial statements for such fiscal year), taking into account the principal amount of all outstanding Bonds and all other Long Term Indebtedness to be outstanding after the issuance of the proposed Additional Bonds and the proposed Additional Bonds as if they had been issued at the beginning of such four fiscal quarter period, is not less than 1.10 (which may take into consideration items x, y and z below), or

     (B) the prior written consent of the Holders of at least 50% of the Outstanding Bonds.
     For the purposes of subparagraph (A), additional amounts may be added to Income Available for Debt Service as shown on the accountant’s certificate or report in the following circumstances:
     (x) If Income Available for Debt Service has been increased as a result of construction of additions or acquisitions made prior to the issuance of such Additional Bonds but during either the fiscal year in which the Additional Bonds are to be issued or in the preceding fiscal year, such increased Income Available for Debt Service may be treated as if such additions were completed on the first day of the fiscal year used for purposes of computation. The Income Available for Debt Service derived from such additions and acquisitions may be converted for purposes of computation to estimated Income Available for Debt Service which would have been derived therefrom if said additions and acquisitions had actually been completed on the first day of the year used for computation purposes, such estimates to be made by an independent engineer or firm of such engineers having a favorable reputation with respect to such matters.
     (y) If all or part of the proceeds of the Additional Bonds are to be expended for the acquisition of existing facilities or the construction of new facilities, there may be added to the Income Available for Debt Service of such preceding fiscal year the Income Available for Debt Service which would have been derived from the operation of such facilities if such facilities had been acquired or constructed and operated by the Company under the Company’s applicable rate schedule during the entire preceding fiscal year, taking into consideration Operating and Maintenance Expenses for the current fiscal year and adding to such Operating and Maintenance Expenses any additional costs estimated by the engineer to be associated with such facilities in their first year of operation, such Income Available for Debt Service to be estimated by an independent engineer or firm of such engineers having a favorable reputation with respect to such matters.
     (z) If prior to the issuance of the Additional Bonds and subsequent to the first day of such preceding fiscal year, the Company shall have increased its rates or charges imposed for water, sewer or reclaimed water (effluent) services, there may be added to the Income Available for Debt Service of such fiscal year the additional Income Available for Debt Service which would have been received from the operation of the utility by the Company during such fiscal year had such increase been in effect throughout such fiscal year, such additional Income Available for Debt Service to be estimated by an independent engineer or firm of such engineers having a favorable reputation with respect to such matters.
     2. Original executed counterparts of any amendments or supplements to the Agreement and this Indenture entered into in connection with the issuance of the Additional Bonds which are necessary or advisable, in the opinion of Bond Counsel, to provide that the Additional Bonds will be issued in compliance with the provisions of this Indenture.

     3. One or more Additional Notes, as required by the Agreement, in an aggregate principal amount equal to the aggregate principal amount of the Additional Bonds.
     4. A copy of the written request from the Company to the Issuer for issuance of the Additional Bonds.
     5. A copy of the Bond Legislation, certified by an officer of the Legislative Authority authorizing the execution and delivery on behalf of the Issuer of such supplement to this Indenture, the supplement or amendment to the Agreement, the Additional Bonds and any Purchase Contract with respect thereto and approving the issuance of such Additional Bonds.
     6. Money or one or more Reserve Fund Sureties for deposit to the Bond Reserve Fund to cause the Bond Reserve Value to equal the Bond Reserve Requirement.
     7. A request and authorization to the Trustee on behalf of the Issuer, signed by the Authorized Official, to authenticate and deliver the Additional Bonds to, or on the order of, the Original Purchaser thereof upon payment to the Trustee of the amount specified therein (including, without limitation, any accrued interest), which amount shall be deposited as provided in the applicable Bond Legislation or Supplemental Indenture.
     8. A certified resolution of the governing board of the Company authorizing the execution and delivery of supplements or amendments to the Agreement and the Additional Notes and approving the supplement to this Indenture, any Purchase Contract and the issuance of such Additional Bonds.
     9. A certificate signed by the president of the Company that, upon issuance and delivery of the Additional Bonds, no Event of Default, or event which with the-giving of notice or passage of time or both would become an Event of Default, will exist under the Agreement.
     10. Certified copy of the order of ACC granting the Company (or the relevant affiliate or affiliates of the Company subject to the jurisdiction of the ACC) the authority to incur the indebtedness represented by such Additional Bonds, unless the legal opinion described in 13 below states that approval by the ACC is not required.
     11. A written opinion of independent counsel, who may be counsel for the Issuer, reasonably satisfactory to the Issuer, to the effect that: (i) the documents submitted to the Trustee in connection with the request then being made comply with the requirements of this Indenture; (ii) the issuance of the Additional Bonds has been duly authorized; and (iii) all conditions set forth herein and in the Agreement to the delivery of the Additional Bonds have been fulfilled.
     12. A written opinion of Bond Counsel (who also may be the counsel to which reference is made in paragraph 11 above), to the effect that: (i) when executed for and in the name and on behalf of the Issuer and when authenticated and delivered by the Trustee, the Additional Bonds will be valid and legal special limited obligations of the Issuer in accordance with their terms and will be secured hereunder equally and on a parity with all other Bonds at the time outstanding hereunder as to the assignment and security interest to the Trustee, as provided in the granting clauses hereof, of the Issuer’s right, title and interest (except for the Unassigned Issuer’s Rights) in the Revenues, the Agreement (except as to any provision made by or pursuant to Sections 4.05, 5.06 or 5.07 hereof), the Security Agreement and the moneys and investments therein to provide for payment of Bond Service Charges on the Bonds and (ii) the issuance of the Additional Bonds will not cause the interest on the Bonds outstanding immediately prior to that issuance to be included in the gross income of Holders for federal income tax purposes.
     13. A written opinion of independent counsel to the Company, reasonably satisfactory to the Issuer, to the effect that: the amendments or supplements to the Agreement and any Additional Notes have been duly authorized, executed and delivered by the Company, that the Company has received the approval of the ACC (or has given the opinion that no such approval is required) and all other governmental approvals required for the Company to enter into and perform its obligations under the Agreement, as so amended or supplemented, and the Additional Notes, and the Agreement, as amended or supplemented, and any Additional Notes constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to exceptions reasonably satisfactory to the Issuer for bankruptcy, insolvency and similar laws and the application of equitable principles.
     14. If the Wells Fargo Credit Agreement is then in effect, evidence of the consent of Wells Fargo for the issuance of Additional Bonds.
     15. Such other closing documents as the Issuer may reasonably specify.
     When (i) the documents listed above have been received by the Trustee and/or the Issuer, as applicable, and (ii) the Additional Bonds have been executed and authenticated, the Trustee shall deliver the Additional Bonds to or on the order of the Original Purchaser thereof, but only upon payment to the Trustee of the specified amount (including without limitation, any accrued interest) set forth in the request and authorization to which reference is made in paragraph 7 above.
     Section 2.05. Unrelated Bond Issues. Prior to the issuance of the Series 2006 Bonds, the Issuer has issued, and subsequent to the issuance of the Series 2006 Bonds the Issuer expects to issue, bonds in connection with the financing of other projects (said bonds together with any bonds issued by the Issuer between the date hereof and issuance of the Bonds shall be referred to herein as the “Other Bonds”). Any pledge, mortgage, or assignment made in connection with any Other Bonds shall be protected, and any funds pledged or assigned for the payment of principal, premium, if any, or interest on the Other Bonds shall not be used for the payment of principal, premium, if any, or interest on the Bonds. Correspondingly, any pledge, mortgage or assignment made in connection with the Bonds shall be protected, and no funds pledged or assigned for the payment of the Bonds shall be used for the payment of principal, premium, or interest, if any, on the Other Bonds.
ARTICLE III
TERMS OF BONDS GENERALLY
     Section 3.01. Form of Bonds. The Bonds, the certificate of authentication and the form of assignment shall be substantially in the respective forms thereof set forth in Exhibit A to this Indenture with, in the case of Additional Bonds, any omissions, insertions and variations which may be authorized or permitted by the Bond Legislation authorizing, or the Supplemental Indenture entered into in connection with, those Additional Bonds, all consistent with this Indenture.
     All Bonds, unless a Supplemental Indenture shall have been executed and delivered pursuant to Section 8.02(h) hereof, shall be in fully registered form, and, except as provided in Section 3.05 hereof, the Holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Indenture.
     The Bonds of one series shall bear any designations which may be necessary or advisable to distinguish them from Bonds of any other series. The Bonds shall be negotiable instruments in accordance with the Act, and shall express the purpose for which they are issued and any other statements or legends which may be required by law. Each Bond of the same series shall be of a single maturity, unless the Trustee and the Issuer shall approve the authentication and delivery of a Bond of more than one maturity.
     Section 3.02. Variable Terms. Subject to the provisions of this Indenture, each series of Bonds shall be dated, shall mature in the years and the amounts, shall bear interest at the rate or rates per annum, shall be payable on the dates, shall have the Registrar, shall be of the denominations, shall be subject to redemption on the terms and conditions and shall have any other terms which are set forth or provided for in this Indenture, and in the applicable Bond Legislation and the Supplemental Indenture, in the case of any issue of Additional Bonds.
     Section 3.03. Execution and Authentication of Bonds. Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, each Bond shall be signed and countersigned in the name of and on behalf of the Issuer by the President and the Secretary of the Issuer in their official capacities (provided that any or all of those signatures may be facsimiles). In case any officer whose signature or a facsimile of whose signature shall appear on any Bond shall cease to be that officer before the issuance of the Bond, his signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he had remained in office until that time. Any Bond may be executed on behalf of the Issuer by an officer who, on the date of execution is the proper officer, although on the date of the Bond that person was not the proper officer.
     No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Indenture unless and until a certificate of authentication, substantially in the form set forth in Exhibit A to this Indenture, has been signed by the Trustee. The authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Indenture. The certificate of the Trustee may be executed by any person authorized by the Trustee, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds of a series.
     Section 3.04. Source of Payment of Bonds. To the extent provided in and except as otherwise permitted by this Indenture, (i) the Bonds shall be special limited obligations of the Issuer and the Bond Service Charges thereon shall be payable equally and ratably solely from the Revenues, (ii) the payment of Bond Service Charges on the Bonds shall be secured by the security interest in Revenues hereunder and by this Indenture, (iii) payments due on the Bonds also shall be secured by the Note or Notes; provided, that payment of Bond Service Charges on any series of Additional Bonds may be otherwise secured and protected from sources or by property or instruments not applicable to the Series 2006 Bonds and any one or more series of Additional Bonds, or not secured and protected from sources or by property or instruments applicable to the Series 2006 Bonds or one or more series of Additional Bonds.
     Notwithstanding anything to the contrary in the Bond Legislation, the Bonds or this Indenture, the Bonds do not and shall not represent or constitute a debt or pledge of the faith and credit or the taxing power of the Issuer, the County or the State or of any political subdivision, municipality or other local agency thereof. The Issuer has no taxing power.
     Section 3.05. Payment and Ownership of Bonds. Bond Service Charges shall be payable in lawful money of the United States of America without deduction for the services of the Trustee. Subject to the provisions of the second paragraph of this Section and Section 3.09 of this Indenture, (i) the principal of and any premium on any Bond shall be payable when due to a Holder upon presentation and surrender of such Bond at the principal corporate trust office of the Trustee, and (ii) interest on any Bond shall be paid on each Interest Payment Date by check or draft which the Trustee shall cause to be mailed on that date to the Person in whose name the Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date applicable to that Interest Payment Date on the Register at the address appearing therein; provided, however, that Trustee, at the expense of the Company, shall make payments by wire transfer to any Holder of $1,000,000 or more in aggregate principal amount of Series 2006 Bonds upon receipt of written notice from such a Holder requesting such payment at least 15 days prior to the payment date.
     If and to the extent, however, that the Issuer shall fail to pay or make provision for payment of interest on any Bond on any Interest Payment Date, then (1) that interest shall cease to be payable to the Person who was the Holder of that Bond (or of one or more Predecessor Bonds) as of the applicable Regular Record Date and (2) except as provided in the second paragraph of this Section, when moneys become available for payment of such overdue interest, (x) the Trustee shall, pursuant to Section 7.06(d) hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (y) the Trustee shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to each Holder at its address as it appears on the Register not fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the Persons who are the Holders of the Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date.
     Subject to the foregoing, each Bond delivered under this Indenture upon transfer thereof, or in exchange for or in replacement of any other Bond, shall carry the rights to interest accrued and unpaid, and to accrue on that Bond, or which were carried by that Bond.
     Except as provided in this Section 3.05 and in the first paragraph of Section 3.07 hereof, (i) the Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture, (ii) payment of or on account of the Bond Service Charges on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted by this Indenture, and (iii) neither the Issuer, the Trustee, nor the Registrar shall, to the extent permitted by law, be affected by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.
     Section 3.06. Transfer and Exchange of Bonds. So long as any of the Bonds remain outstanding, at the direction of the Company, the Issuer hereby appoints the Trustee as the original Registrar. The Registrar will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the designated office of the Registrar.
     Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, Bonds may be exchanged, at the option of their Holder, for Bonds of the same series and of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds being exchanged.
     The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the designated office of the Registrar for that series of Bonds, together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar.
     Any Bond may be transferred upon the Register, upon presentation and surrender thereof at the designated office of the Registrar for the series thereof, together with and subject to the following conditions: (1) in the case of all Bonds, an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar and (2) in the case of any subsequent transfer of the Series 2006 Bonds, the Transferee must be a Qualified Investor.
     The restrictions on transfer of the Bonds included in the form of the Bonds shall not be applicable after receipt by the Trustee of (a) proof of at least an investment grade rating on the Bonds from a Rating Agency and (b) written approval of the Issuer to the deletion of such restrictions.
     Upon any permitted transfer of any Bond and on request of the Registrar, the Issuer shall execute (but need not prepare) in the name of the transferee, and the Registrar shall authenticate and deliver, a new Bond or Bonds of the same series, of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds presented and surrendered for transfer.
     In all cases in which Bonds shall be exchanged or transferred hereunder, the Issuer shall execute (but need not prepare), and the Registrar shall authenticate and deliver, Bonds in accordance with the provisions of this Indenture. The exchange or transfer shall be made without charge; provided, that the Issuer and the Registrar may make a charge for every exchange or transfer of Bonds sufficient to reimburse them for any reasonable expenses incurred and any tax or excise required to be paid with respect to the exchange or transfer. The charge shall be paid before a new Bond is delivered.

     All Bonds issued upon any transfer or exchange of Bonds shall be the valid special limited obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon transfer or exchange.
     Neither the Issuer nor the Registrar shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part within 90 days following such mailing.
     In case any Bond is redeemed in part only, on or after the redemption date and upon presentation and surrender of the Bond, the Issuer, subject to the provisions of Section 3.09 hereof, shall cause execution of, and the Registrar for the series of that Bond shall authenticate and deliver, a new Bond or Bonds of the same series in authorized denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date or dates as, the Bond redeemed in part.
     For purposes of this Section the Trustee shall establish the designated office of the Registrar.
     At the request and expense of the Company, the Registrar shall provide to the Company a list of Holders, their addresses and the principal amount of each Series of Bonds owned by each Holder.
     Section 3.07. Mutilated, Lost, Wrongfully Taken or Destroyed Bonds. If any Bond is mutilated, lost, wrongfully taken or destroyed, in the absence of written notice to the Issuer or the Registrar that a lost, wrongfully taken or destroyed Bond has been acquired by a bona fide purchaser, the Issuer shall execute (but need not prepare), and the Registrar shall authenticate and deliver, a new Bond of like date, maturity and denomination and of the same series as the Bond mutilated, lost, wrongfully taken or destroyed; provided, that (i) in the case of any mutilated Bond, the mutilated Bond first shall be surrendered to the Registrar, and (ii) in the case of any lost, wrongfully taken or destroyed Bond, there first shall be furnished to the Issuer, the Company, the Trustee and the Registrar evidence of the loss, wrongful taking or destruction satisfactory to the Issuer, the Authorized Company Representative, the Trustee and the Registrar, together with indemnity satisfactory to them and to the Authorized Official.
     If any lost, wrongfully taken or destroyed Bond shall have matured, instead of issuing a new Bond, the Authorized Company Representative may direct the Trustee to pay that Bond without surrender thereof upon the furnishing of satisfactory evidence and indemnity as in the case of issuance of a new Bond. The Issuer, the Registrar and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken or destroyed Bond their reasonable fees and expenses in connection with their actions pursuant to this Section.
     Every new Bond issued pursuant to this Section by reason of any Bond being mutilated, lost, wrongfully taken or destroyed (i) shall constitute, to the extent of the outstanding principal amount of the Bond lost, mutilated, taken or destroyed, an additional contractual obligation of the Issuer, regardless of whether the mutilated, lost, wrongfully taken or destroyed Bond shall be enforceable at any time by anyone and (ii) shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds issued and outstanding hereunder.
     All Bonds shall be held and owned on the express condition that the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, lost, wrongfully taken or destroyed Bonds and, to the extent permitted by law, shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.
     Section 3.08. Cancellation of Bonds. Any Bond surrendered pursuant to this Article for the purpose of payment or retirement or for exchange, replacement or transfer shall be canceled upon presentation and surrender thereof to the Registrar, or the Trustee. Any Bond canceled by the Trustee shall be transmitted promptly to the Registrar by the Trustee.
     The Issuer, or the Company on behalf of the Issuer, may deliver at any time to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Registrar. Certification of the surrender and cancellation shall be made to the Issuer and the Trustee by the Registrar at least twice each calendar year. Unless otherwise directed by the Issuer, canceled Bonds shall be retained and stored by the Registrar for a period of seven years after their cancellation. Those canceled Bonds shall be destroyed by the Registrar by shredding or incineration seven years after their cancellation or at any earlier time directed by the Issuer. The Registrar shall provide certificates describing the destruction of canceled Bonds to the Issuer and the Trustee.
     Section 3.09. Special Agreement with Holders. Notwithstanding any provision of this Indenture or of any Bond to the contrary, with the approval of the Company, the Trustee may enter into an agreement with any Holder providing for making all payments to that Holder of principal of and interest and any premium on that Bond or any part thereof (other than any payment of the entire unpaid principal amount thereof) at a place and in a manner other than as provided in this Indenture and in the Bond, without presentation or surrender of the Bond, upon any conditions which shall be satisfactory to the Trustee and the Company; provided, that payment in any event shall be made to the Person in whose name a Bond shall be registered on the Register, with respect to payment of principal and premium, on the date such principal and premium is due, and, with respect to the payment of interest, as of the applicable Regular Record Date or Special Record Date, as the case may be.
     The Trustee will furnish a copy of each of those agreements, certified to be correct by an officer of the Trustee, to the Registrar, the Issuer and the Company. Any payment of principal, premium or interest pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this Indenture.

ARTICLE IV
REDEMPTION OF BONDS
     Section 4.01. Terms of Redemption of Series 2006 Bonds. The Series 2006 Bonds are subject to redemption as follows:
     (a) Mandatory Sinking Fund Redemption. The Series 2006 Bonds maturing on December 1 of the following years are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, on December 1, in the following principal amounts in the years specified:
     The Bonds shall mature on June 1 of the years, and in the amounts, and shall bear interest at the rates per annum, as set forth below:
Bonds Maturing December 1, 2017

Year	Principal Amount
(December 1)	($)

2010	705,000
2011	745,000
2012	790,000
2013	835,000
2014	880,000
2015	930,000
2016	985,000
2017*	1,040,000

*	Maturity Date
Bonds Maturing December 1, 2022

Year	Principal Amount
(December 1)	($)

2018	1,100,000
2019	1,170,000
2020	1,240,000
2021	1,315,000
2022*	1,390,000

*	Maturity Date

Bonds Maturing December 1, 2032

Year	Principal Amount
(December 1)	($)

2023	1,475,000
2024	1,565,000
2025	1,665,000
2026	1,770,000
2027	1,880,000
2028	1,995,000
2029	2,125,000
2030	2,265,000
2031	2,410,000
2032*	6,220,000

*	Maturity Date
     The aggregate of the Loan Payments specified in Section 4.1 of the Agreement, which is to be deposited in the Loan Payment Account in the Bond Fund on each Loan Payment Date, as defined in the Agreement, shall include amounts sufficient to redeem the principal amount of Series 2006 Bonds set forth opposite the respective dates in the applicable tables above (less the amount of any credit as provided below).
     Whenever Series 2006 Bonds that are Term Bonds are redeemed pursuant to subsection (d) below, there shall be credited by the Trustee, subject to the requirement that no Series 2006 Bonds may be in a denomination less than $5,000, towards the amount of each annual mandatory sinking fund requirement (“Sinking Fund Amount”) to become due on such Term Bond after such redemption, an amount, in so far as practicable, bearing the same ratio to each annual Sinking Fund Amount as the total principal amount of such Term Bonds so redeemed bears to the total principal amount of such Term Bonds Outstanding before such redemption (after the deduction of any such amounts previously credited toward the same or the original amount of any such Sinking Fund Amount if no such amount shall have been credited toward the same). After giving effect to all such credits, the Trustee shall advise the Company of the unsatisfied balance of Sinking Fund Amount for each future December 1.
     The Issuer at the request of the Company, or the Company on behalf of the Issuer, shall have the option to deliver to the Registrar for cancellation Series 2006 Bonds that are Term Bonds, in any aggregate principal amount and to receive a credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) of the Issuer as set forth in the applicable table above for such Term Bonds. That option shall be exercised by the Issuer at the request of the Company, or the Company on behalf of the Issuer, if at all, on or before the 45th day preceding the applicable mandatory redemption date, by furnishing the Trustee a certificate, executed by the Authorized Official or the Authorized Company Representative, as the case may be, setting forth the extent of the credit to be applied with respect to the then current mandatory sinking fund requirement. If the certificate is not timely furnished to the Trustee, the mandatory sinking fund requirement (and corresponding mandatory redemption obligation) shall not be reduced. A credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) also shall be received by the Issuer for any Bond that is a Term Bond, which prior thereto have been redeemed (other than through the operation of the mandatory sinking fund requirements) or purchased for cancellation and canceled by the Trustee, to the extent not applied theretofore as a credit against any redemption obligation.
     Each Bond so delivered, or previously redeemed, or purchased and canceled, shall be credited by the Trustee at 100 percent of the principal amount thereof against the then current mandatory sinking fund obligation relating thereto. Any excess of that amount over the then current mandatory sinking fund requirement shall be credited against subsequent mandatory sinking fund redemption obligations in the order directed by the Company.
     (b) Extraordinary Optional Redemption. The Series 2006 Bonds are also subject to redemption by the Issuer in the event of the exercise by the Company of its option to direct redemption upon occurrence of any of the events described in Section 6.2 of the Agreement, (i) at any time in whole, or (ii) on any Interest Payment Date in inverse order of maturity, in part, as provided in Section 6.2 of the Agreement, at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.
     (c) Mandatory Redemption upon a Determination of Taxability. Upon the occurrence of a Determination of Taxability for any reason, the Series 2006 Bonds are subject to mandatory redemption in whole by the Issuer from the proceeds of the Company paying advance Loan Payments pursuant to Sections 4.1 and 6.3 of the Agreement at a redemption price equal to 103 percent (103%) of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 180 days following the Trustee’s notification of the Determination of Taxability.
     Promptly following its receipt of notice of the occurrence of a Determination of Taxability, the Trustee shall notify the Company and the Issuer of the Company’s obligations under the Agreement and as to the existence of said event and shall demand payment of the additional amount with respect to such event. Upon receipt by the Trustee from the Company or the Issuer of such additional amount, the Trustee shall pay such additional amount to the former Holders entitled thereto by check or draft mailed to those Holders at their addresses as they last appeared on the Register.
     The Company’s obligations to make payments under the Agreement to provide funds therefor to the Trustee for the account of the Issuer shall survive the discharge and satisfaction of this Indenture and the expiration, termination, discharge or satisfaction of the Agreement. The duties of the Trustee under this Subsection (and all powers provided for herein which are necessary to carry out the intention of this Subsection) shall survive the discharge and satisfaction of this Indenture, and the Company shall be obligated to pay to the Trustee, on behalf of the Issuer, the reasonable fees and actual expenses of the Trustee with respect to the performance of such duties. Following the discharge and satisfaction of this Indenture and prior to the expiration of a 365 day-period, any former Holder shall be entitled to enforce its rights under this Subsection directly against the Company and the Issuer if the Trustee fails to perform the duties described in this Indenture, provided that recovery may be had against the Issuer only out of the sources specified in the Bonds and this Indenture.
     All of the Series 2006 Bonds outstanding on the redemption date selected shall be redeemed by the Issuer on that date, except that Series 2006 Bonds maturing prior to that date, but after selection of the redemption date, shall be retired on their maturity date at the same price as if they had been called for redemption on the redemption date, and Series 2006 Bonds for the payment or redemption of which sufficient moneys or investments are held by the Trustee as provided in Section 9.02 of this Indenture, shall be redeemed on the redemption date, or paid at earlier maturity, in accordance with this paragraph and not otherwise.
     (d) Optional Redemption. Unless previously redeemed, the Series 2006 Bonds are subject to redemption at the option of the Issuer, upon the direction of the Company in whole or in part on any date on or after December 1, 2017 (from funds other than those deposited in accordance with the mandatory sinking fund requirements of Section 4.01(a)), in any order of maturity, at redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date.
     Section 4.02. Partial Redemption. (a) If fewer than all of the Bonds of a single maturity are to be redeemed, the selection of Bonds to be redeemed, or portions thereof in amounts of $5,000 or any integral multiple of $5,000 shall be made by lot by the Trustee in any manner which the Trustee may determine.
     In the case of a partial redemption of Bonds when Bonds of denominations greater than $100,000 are then outstanding, each $5,000 unit of face value of principal thereof shall be treated as though it were a separate Bond of the denomination of $5,000.
     (b) If it is determined that less than all of the principal amount of a Bond is to be called for redemption, then upon notice of redemption, the Holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the portion of the Bond in $5,000 multiples called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of the same series, of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Bond surrendered.
     Section 4.03. Election to Redeem. Except in the case of redemption pursuant to any mandatory sinking fund requirements or pursuant to other mandatory redemption provisions, Bonds shall be redeemed only by written notice from the Issuer to the Trustee, given at the direction of the Company, or by written notice from the Company to the Trustee on behalf of the Issuer. That notice shall specify the redemption date and the principal amount of each maturity of Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. In the event that notice of redemption shall have been given by the Trustee to the Holders as provided in Section 4.04 hereof, there shall be deposited with the Trustee prior to the redemption date, funds which, in addition to any other moneys available therefor and held by the Trustee, will be sufficient to redeem at the redemption price thereof, plus interest accrued to the redemption date, all of the redeemable Bonds for which notice of redemption has been given.
     Section 4.04. Notice of Redemption. The notice of the call for redemption of Bonds shall identify (i) by designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (ii) the redemption price to be paid, (iii) the date fixed for redemption, and (iv) the place or places where the amounts due upon redemption are payable.
     The notice shall be given by the Trustee on behalf of the Issuer by mailing a copy of the redemption notice by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption, to the Holder of each Bond subject to redemption in whole or in part at the Holder’s address shown on the Register on the fifteenth day preceding that mailing. Failure to receive notice so mailed or any defect in that notice regarding any Bond, however, shall not affect the validity of the proceedings for the redemption of any Bond. Any notice of redemption may state conditions to such redemption not inconsistent with the Indenture.
     Section 4.05. Payment of Redeemed Bonds. Notice having been mailed in the manner provided in Section 4.04 hereof, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, plus interest accrued to the redemption date.
     If money for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee on the redemption date, so as to be available therefor on that date and if notice of redemption has been deposited in the mail as aforesaid, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder. If those moneys shall not be so available on the redemption date, or that notice shall not have been deposited in the mail as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.
     All moneys deposited in the Bond Fund and held by the Trustee for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.
     Section 4.06. Delivery of Moneys for Optional Redemption. Nothing herein or in the Agreement is intended to prevent the Company from delivering moneys to the Trustee for the purchase or redemption of Bonds in accordance herewith.

     Subject to the provisions of Section 5.05 hereof, if the Trustee is provided at any time with moneys (i) which are sufficient, together with moneys, including without limitation, investments, then in the Bond Fund, Bond Reserve Fund and Project Fund to redeem a principal amount of Outstanding Bonds which will be subject to redemption on the next available date on which Bonds may be redeemed; and (ii) which in the aggregate, together with those other moneys, are not less than $100,000, then the Trustee upon the written request of the Authorized Company Representative shall make available from such Funds the amount required to accomplish the redemption, together with the other moneys provided, so long as the balance remaining thereafter in each Fund, and each Account therein, is not reduced thereby below the amount which would be required hereby to be on deposit therein on the redemption date with respect to the Bonds which will not be redeemed.
     Section 4.07. Variation of Redemption Provisions. The provisions of this Article IV, insofar as they apply to any series of Additional Bonds, may be varied by the Supplemental Indenture providing for that series, subject to the requirements of Section 8.03(b) if any such amendment creates a priority of any one Bond over another Bond for purposes of Section 4.01(d) redemption.
ARTICLE V
PROVISIONS AS TO FUNDS,
PAYMENTS, PROJECT AND AGREEMENT
     Section 5.01. Creation of Project Fund. There is created and ordered maintained as a separate deposit account (except when invested as provided hereinafter) in the custody of the Trustee, a trust fund designated “The Industrial Development Authority of the County of Pima - Global Water Resources, LLC Project Fund” and the “Construction Account,” and the “Cost of Issuance Account” therein.
     If the unexpended proceeds of a prior series of Bonds remain in the Project Fund upon the issuance of any Additional Bonds, the Trustee shall establish a separate subaccount within the Project Fund, for accounting purposes, for the deposit of the proceeds of the issue of Additional Bonds in accordance with this Section. Pending disbursement pursuant to the Agreement, the moneys and Eligible Investments to the credit of the Project Fund shall constitute a part of the Revenues assigned to the Trustee as security for the payment of the Bond Service Charges on the Bonds.
     Section 5.02. Disbursements from and Records of Project Fund. Moneys in the Project Fund shall be disbursed in accordance with the provisions of the Agreement and Section 2.03(c)(i) hereof. The Trustee shall cause to be kept and maintained adequate records pertaining to the Project Fund and all disbursements therefrom and shall provide monthly statements as to the accounts held hereunder to the Company.
     Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, this Section shall apply to the disbursement of the proceeds of any issue of Additional Bonds.

     Section 5.03. Completion of the Project. The completion of the Project and payment of all costs and expenses incident thereto shall be evidenced by the filing with the Trustee of
     (i) the certificate of the Authorized Company Representative required by Section 3.6 of the Agreement, and
     (ii) a certificate signed by the Authorized Company Representative stating that all obligations and costs in connection with the Project and payable out of the Construction Account have been paid and discharged, except for amounts retained by the Trustee as provided under the Agreement for the payment of costs of the Project not then due and payable.
As soon as practicable after the filing with the Trustee of the certificate to which reference is made in clause (ii) above, any balance remaining in the Project Fund (other than the amounts retained by the Trustee as described in the preceding sentence) shall be deposited or applied in accordance with the direction of the Authorized Company Representative pursuant to Section 3.4 of the Agreement.
     Unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, this Section shall apply to any additional property financed with the proceeds of any issue of Additional Bonds.
     Section 5.04. Creation of Bond Fund and Bond Reserve Fund. (a) (i) There is created and ordered maintained as a separate deposit account (except when invested as hereinafter set forth) in the custody of the Trustee a trust fund to be designated “The Industrial Development Authority of the County of Pima — Global Water Resources, LLC Bond Fund” and “Loan Payment Account” and “Enforcement Account” therein. In the Loan Payment Account for each Series, there is created an “Interest Payment Subaccount” and a “Principal Payment Subaccount” therein.
     The Bond Fund (and accounts therein for which provision is made in this Indenture or in the Agreement) and the moneys and Eligible Investments therein shall be used solely and exclusively for the payment of Bond Service Charges as they become due at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements, all as provided herein and in the Agreement; provided, that no part thereof shall be used to redeem any Bonds prior to maturity, except as may be provided otherwise herein or in the Agreement.
          (ii) So long as there are any Outstanding Bonds, all payments under the Agreement and the Note shall be in an amount which is sufficient to make the payments of Bond Service Charges on the Bonds as and when due (whether by maturity, redemption, acceleration, or otherwise) and shall be paid by the Company directly to the Trustee and shall be deposited by the Trustee into the Interest Payment Subaccount or Principal Payment Subaccount, as applicable, of the Loan Payment Account in the Bond Fund, subject to credits permitted under Section 4.1 (a) of the Agreement.
     To the extent that capitalized interest and investment earnings are credited to the applicable Interest or Principal Payment subaccounts in accordance with this Indenture, future deposits to such subaccounts shall be reduced by the amount so credited.

          (iii) Reserved.
          (iv) Reserved.
          (v) Reserved.
          (vi) If the money in the Loan Payment Account is not sufficient to pay Bond Service Charges when due, then the Trustee shall use first the Bond Reserve Fund and then any other Revenues to make such reimbursement or payment, as applicable.
     (b) (i) There is created and ordered maintained as a separate account (except when invested as hereinafter set forth) in the custody of Trustee a trust fund to be designated “The Industrial Development Authority of the County of Pima — Global Water Resources, LLC Bond Reserve Fund.”
     The Company is required by Section 4.1 of the Agreement to comply with the requirements of this Section 5.04(b) to maintain the Bond Reserve Requirement. The amount deposited to the Bond Reserve Fund shall not exceed the Bond Reserve Requirement.
     (ii) The Trustee shall also withdraw moneys, if any, from the Bond Reserve Fund when required to do so by the provisions of subparagraph (a)(vi) of this Section 5.04 or the provisions of Section 5.09.
     (iii) If the Trustee applies Bond Reserve Fund moneys pursuant to (ii) above, then the Trustee shall notify the Company and require the Company to pay the Trustee the amount so applied in six equal monthly installments, beginning on the first day of the month following such notice by the Trustee. Any such notification from the Trustee shall set forth the calculation of the amount of the Company’s required payments in reasonable detail. Such amounts paid to the Trustee by the Company pursuant to Section 4.1 of the Agreement with respect to the Bond Reserve Fund shall be deposited to the Bond Reserve Fund.
     (iv) Whenever the Bond Reserve Value (as shown by a valuation performed pursuant to this Section 5.04(b)), taking into account moneys and Eligible Investments credited thereto, is less than the Bond Reserve Requirement, all income and gain from investment of the Bond Reserve Fund shall be credited thereto. Whenever the Bond Reserve Value (as shown by a valuation performed pursuant to this Section 5.04(b)) equals or exceeds the Bond Reserve Requirement, all income and gain from investment of the Bond Reserve Fund may be transferred to the Bond Fund and, upon the request of the Authorized Company Representative, the Trustee shall transfer such excess to the Bond Fund.
     (v) Amounts on deposit in the Bond Reserve Fund shall be valued by the Trustee on (A) the first Business Day of each October, if no Eligible Investment therein has a maturity in excess of five (5) years and (B) on the first Business Day of each calendar quarter, if any Eligible Investment therein has a maturity in excess of five (5) years. The Trustee shall value Eligible Investments under any reasonable method customarily used by the Trustee in its corporate trust capacity.

     If upon such valuation the Bond Reserve Value is less than 90% of the Bond Reserve Requirement (a “Deficit Valuation”), the Trustee shall (A) notify the Company of the amount of deficiency and the basis upon which such deficiency was calculated in such reasonable detail as requested by the Authorized Company Representative and (B) require the Company to pay to the Trustee for deposit in the Bond Reserve Fund in six equal monthly installments due on the first day of each month after the date of such notice, the amount by which the Bond Reserve Value upon such valuation was less than the Bond Reserve Requirement. If the Bond Reserve Value on the Valuation Date is more than the Bond Reserve Requirement, the amount of such excess may, if directed by the Authorized Company Representative, be transferred to the Bond Fund.
     (vi) In addition to the annual valuation of the Bond Reserve Fund pursuant to paragraph (v) above, the Company may, at its option, instruct the Trustee in writing at any time during the year following a Deficit Valuation to perform a supplemental valuation of the Bond Reserve Fund, as provided in (v) above. If the Bond Reserve Value on the date of such supplemental valuation is at least equal to the Bond Reserve Requirement, the obligation of the Company to make payments to the Trustee on account of the Deficit Valuation shall cease and, the amount of such excess may, if directed by the Authorized Company Representative, be transferred to the Bond Fund.
     (c) The Trustee may establish a fund or account to deposit amounts collected by the Trustee pursuant to the Loan Agreement for Issuer’s Administrative Expenses (as defined in the Agreement) and pay such amounts to the Issuer for Issuer’s Administrative Expenses.
     Section 5.05. Investment of Bond Fund, Bond Reserve Fund, Project Fund and Rebate Fund. (a) Except as otherwise provided herein and subject to Section 5.04 hereof, moneys in the Bond Fund, the Bond Reserve Fund, the Project Fund and the Rebate Fund shall be invested and reinvested by the Trustee in Eligible Investments at the written direction of the Authorized Company Representative, subject to the requirement of Section 2.2(dd) of the Agreement.
     Investments of moneys in the Bond Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary to pay Bond Service Charges as they become due at stated maturity or by redemption. Each investment of moneys in the Project Fund shall mature or be redeemable at such time as may be necessary to make payments from the Project Fund.
     The Authorized Company Representative may at any time give to the Trustee written directions respecting the investment of any moneys in any of the Funds required to be invested hereunder; subject, however, to the provisions of this Section, and the Trustee shall invest such money under this Section as so directed by the Authorized Company Representative. The Trustee may request, in writing, direction or authorization of the Authorized Company Representative with respect to the proposed investment of money under the provisions of this Indenture. The Issuer has no discretion and will not provide the Trustee with any investment direction.

     (b) Eligible Investments credited to any Fund established under this Indenture shall be held by or under the control of the Trustee and while so held shall be deemed at all times to be part of such fund or account in which such money was originally held subject to the transfer of income thereon as permitted herein.
     (c) The Trustee in its discretion may make any investments permitted under this Indenture through the Trustee in its capacity as a bank or through any bank or trust company which is an affiliate of the Trustee.
     (d) In computing the amount in any fund or account, Eligible Investments purchased as an investment of moneys therein shall be valued at the then-current fair market value.
     (e) The Trustee shall sell or redeem investments credited to the Funds to produce sufficient moneys required hereunder at the times required for the purposes of paying Bond Service Charges when due, as applicable, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order.
     (f) The Trustee will, as directed in the Tax Certificate of the Issuer, restrict the use of the proceeds of the Series 2006 Bonds in the manner and to the extent, if any, which may be necessary, after taking into account reasonable expectations at the time of the delivery of and payment for such Series to the extent such expectations are relevant, so that the Series 2006 Bonds will not constitute arbitrage bonds under Section 148 of the Code. To those ends, the officers of the Issuer having responsibility for issuing the Series 2006 Bonds are authorized and directed, alone or in conjunction with any officer, employee, consultant or agent of the Issuer, or with the Company or any officer, employee, consultant or agent of the Company, to execute and deliver the Tax Certificate of the Issuer, for inclusion in the transcript of proceedings for the Series 2006 Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of all the proceeds of the Series 2006 Bonds and the facts, estimates and circumstances on which those expectations are based, such Tax Certificate to be premised on the reasonable expectations and the facts, estimates and circumstances on which those expectations are based and other facts and circumstances relevant to the tax treatment of interest on the Series 2006 Bonds, as provided by the Company, all as of the date of delivery of and payment for the Series 2006 Bonds.
     The Trustee is deemed to have complied with subsections (a) and (f) if the Trustee complies with the Tax Certificate of the Issuer furnished to the Trustee at the initial delivery and payment for the Series 2006 Bonds; provided the provisions of such certificate may be amended or superseded, from time to time, to the extent specifically set forth in subsequent written instructions from the Authorized Company Representative accompanied by an Opinion of Bond Counsel and addressed to the Trustee and the Issuer, to the effect that compliance with such subsequently written instructions will not adversely affect any exclusion of interest on any of the Series 2006 Bonds to which such opinion relates from gross income for federal income tax purposes.
     The Issuer and the Company (by its execution of the Agreement) acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right to receive brokerage confirmation of security transactions as they occur, the

Issuer specifically waives receipt of such confirmations to the extent permitted by law. The Trustee will furnish the Company and the Issuer (if requested by the Issuer) periodic cash transaction statements which include detail for all investment transactions made by the Trustee hereunder.
     Section 5.06. Moneys to Be Held in Trust. Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee under any provision of this Indenture, the Agreement, or the Notes, and any investments thereof, shall be held by the Trustee in trust. Except for (i) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which shall have been duly given, and (ii) moneys held by the Trustee pursuant to Section 5.07 and Section 5.09 hereof, all moneys described in the preceding sentence held by the Trustee shall be subject to the lien hereof while so held.
     Section 5.07. Nonpresentment of Bonds. In the event that any Bond shall not be presented for payment when the principal thereof becomes due in whole or in part, either at stated maturity, by redemption or pursuant to any mandatory sinking fund requirement, or a check or draft for interest is uncashed, if moneys sufficient to pay the principal then due of that Bond or of such check or draft shall have been made available to the Trustee for the benefit of its Holder, all liability to that Holder for such payment of the principal then due of the Bond or of such check or draft thereupon shall cease and be discharged completely. Thereupon, it shall be the duty of the Trustee to hold those moneys, without liability for interest thereon, for the exclusive benefit of that Holder, who shall be restricted thereafter exclusively to those moneys for any claim of whatever nature on its part under this Indenture or on, or with respect to, the principal then due of that Bond or of such check or draft.
     Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of four years after the due date thereof, shall be paid to the Issuer free of any trust or lien, upon a request in writing by the Issuer. Thereafter, the Holder of that Bond shall look only to the Issuer for payment and then only to the amounts so received by the Issuer without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.
     Section 5.08. Amounts Remaining in Funds. Except as provided in Section 5.07 hereof, any amounts remaining in the Bond Fund or Bond Reserve Fund (i) after all of the outstanding Bonds shall be deemed paid and discharged under the provisions of this Indenture, and (ii) after payment of all fees, charges and expenses of the Trustee and the Registrar and of all other amounts required to be paid under this Indenture, the Agreement, and the Notes, shall be paid, to the extent that those amounts are in excess of those necessary to effect the payment and discharge of the outstanding Bonds, to the Company.
     Section 5.09. Rebate Fund. (a) There is created and ordered maintained as a separate deposit account in the custody of the Trustee a fund to be designated “The Industrial Development Authority of the County of Pima — Global Water Resources, LLC Rebate Fund.” Any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder. Separate accounts shall be created in the Rebate Fund for each series of Bonds.
     Within five days after the end of each Bond Year for each series of Bonds and within five days after the payment in full of all outstanding Bonds of each series (the “Rebate Calculation Period”), the Company shall retain a Rebate Consultant and notify the Trustee by the tenth day after the end of each Bond Year or such payment in full of the name of the Rebate Consultant. If the Company does not so notify the Trustee that the Company has engaged the Rebate Consultant, then the Trustee shall notify the Company of its intention to engage the Rebate Consultant, and if the Company shall not have notified the Trustee that the Company has engaged the Rebate Consultant within ten (10) days of the Trustee’s notification to the Company (but in no event later than 20 days after the end of each Rebate Calculation Period), then the Trustee, at the expense and on behalf of the Company, shall engage the Rebate Consultant. The initial Rebate Consultant is Kutak Rock Consulting Co. The Trustee shall furnish information to the Rebate Consultant who shall calculate the amount of Excess Earnings as of the end of that Bond Year or the date of such final payment pursuant to Section 3.8 of the Agreement. The Rebate Consultant shall notify the Company and the Trustee in writing of that amount and of the amount then on deposit in the applicable accounts in the Rebate Fund. If the amount then on deposit in the applicable account in the Rebate Fund is less than 90% of the Excess Earnings on any such Bond Year and less than 100% of the Excess Earnings on the date a series of Bonds are paid, the Company shall, within five days after receipt of the aforesaid notice from the Rebate Consultant, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the applicable account to contain such amount.
     (b) If at any time when the Company or the Trustee is required to retain or pay the Rebate Consultant, there is an insufficient amount of money in the Rebate Fund to retain or pay for the fees and expenses of the Rebate Consultant, as agreed with the Company if it retained the Rebate Consultant or as agreed with the Trustee if the Trustee retained the Rebate Consultant, then the Trustee, after delivering to the Company a demand for payment of an amount sufficient to pay the Rebate Consultant, shall withdraw, first, from the Bond Reserve Fund, and, second, from any other funds established hereunder, such amount as may be needed to pay for the fees and expenses of the Rebate Consultant. If at any time when the Trustee is required to withdraw money from the Rebate Fund in order to pay Excess Earnings to the United States of America, the amount held by the Trustee to the credit of the Rebate Fund is insufficient to permit such withdrawal and payment, the Trustee, after delivering a demand for such deficiency to the Company, shall withdraw, first, from the Bond Reserve Fund, and, second, from any other funds established hereunder and transfer the amount so withdrawn in each case to the Rebate Fund such amounts as may be needed to make the amount held for the credit of the Rebate Fund, after such transfers, equal to the amount required to be withdrawn and paid to the United States of America.
     This Section shall supersede all other sections of this Indenture, to the end that the exclusion from gross income for the purposes of federal income taxation of interest on the Series 2006 Bonds shall not be adversely affected as a result of the inadequacy at any time of the Rebate Fund, unless the total amount held by the Trustee in all funds established hereunder is insufficient, and no money for such purpose is provided by the Company.

     (c) Within 60 days after the end of the fifth Bond Year and every fifth Bond Year thereafter, the Trustee, acting on behalf of the Issuer, shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the applicable account in the Rebate Fund an amount equal to 90% (or such greater percentage not in excess of 100% as the Company may direct the Trustee to pay) of the Excess Earnings earned from the date of the original delivery of the Bonds of that series to the end of such fifth Bond Year (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section), as set forth in the Report of the Rebate Consultant received by the Trustee. Within 60 days after the payment in full of all outstanding Bonds of each series, the Trustee shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the applicable account in the Rebate Fund an amount equal to 100% of the Excess Earnings to the date of such payment (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section), as set forth in the Report of the Rebate Consultant received by the Trustee. All computations of Excess Earnings pursuant to this Section and Section 3.8 of the Agreement shall treat the amount or amounts, if any, previously paid to the United States pursuant to this Section and Section 3.8 of the Agreement as amounts on deposit in the Rebate Fund.
     If the Trustee complies with any written instructions furnished after the issuance of the Series 2006 Bonds from the Authorized Company Representative and accompanied by an Opinion of Bond Counsel addressed to the Trustee and the Issuer to the effect that compliance with such instructions will not adversely affect any exclusion of interest on any of the Bonds from gross income for federal income tax purposes (the “Subsequent Rebate Instructions”), then the Trustee shall be deemed to have complied with this Section even if such Instructions are different from or inconsistent with this Section.
     The Trustee shall be deemed to have fulfilled its responsibilities under this Section if it (a) provides complete and accurate information regarding all monies and investments on deposit and all earnings thereon to the Rebate Consultant; (b) requires that the Rebate Consultant prepare its calculations in a timely manner; (c) follows the direction of the Rebate Consultant or Bond Counsel with respect to compliance with the Code and the requirements of this Indenture; and (d) to the extent funds are on deposit and available for such purpose under this Indenture, makes the required reserves to pay the rebate requirement or pays the rebate requirement in the manner contemplated herein.
     The Trustee shall keep the Report of the Rebate Consultant and records of all investments activity as specified in the Tax Certificate of the Issuer.
     The Trustee shall keep and make available to the Company such records concerning the investments of the gross proceeds of the Bonds and the investments of earnings from those investments as the Company may reasonably request in order to enable the Company to make the aforesaid computations.
     If all the gross proceeds of the Bonds of any series, within the meaning of Section 148(f) of the Code, are expended for the governmental purpose for which that series of Bonds was issued within six months of the date of issuance of that series, and it is not anticipated that any other gross proceeds will arise during the remainder of the term of the Bonds, the provisions of this Section 5.09 and Section 3.8 of the Agreement shall not be applicable to the Bonds, except to the extent of any such subsequent proceeds, if any, that actually do arise during the term of that series of Bonds.
     (d) The Trustee covenants and agrees that it will comply with and take all actions specifically required of it by the Tax Certificate, and will continue to do so notwithstanding any satisfaction or discharge of this Indenture.
     (e) Within sixty (60) days after the end of each Bond Year, the Trustee, in reliance upon a report of the Rebate Consultant, shall provide to the Issuer, the County and the Company a certificate stating that all actions have been taken as required by this Indenture and the arbitrage certificate, including, but not limited to, (a) the required annual arbitrage rebate calculations, (b) the transfer of money to the Rebate Fund to reserve for the anticipated arbitrage rebate, and (c) payment of arbitrage rebate, if any, in accordance with this Indenture and the Tax Certificate, or stating what actions so required have not been taken.
ARTICLE VI
THE TRUSTEE, REGISTRAR, PAYING AGENTS AND AUTHENTICATING AGENTS
     Section 6.01. Trustee’s Acceptance and Responsibilities. The Trustee accepts the trusts imposed upon it by this Indenture, and agrees to observe and perform those trusts, but only upon and subject to the terms and conditions set forth in this Article, to all of which the parties hereto and the Holders agree.
     (a) Prior to the occurrence of a default or an Event of Default (as defined in Section 7.01 hereof) of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all defaults or Events of Default which may have occurred,
     (i) the Trustee undertakes to perform only those duties and obligations which are set forth specifically in this Indenture, and no duties or obligations shall be implied to the Trustee;
     (ii) in the absence of negligence or willful misconduct on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case a default or an Event of Default has occurred and is continuing hereunder (of which the Trustee has been notified, or is deemed to have notice), the Trustee shall exercise those rights, powers, duties and obligations vested in it by this Indenture and, in the absence of a request or direction made to the Trustee by the Holders of the requisite percentage in aggregate principal amount of Bonds outstanding pursuant to any of the provisions of Article VII hereof, shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (i) this Subsection shall not be construed to affect the limitation of the Trustee’s duties and obligations provided in subparagraph (a)(i) of this Section or the Trustee’s right to rely on the truth of statements and the correctness of opinions as provided in subparagraph (a)(ii) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Bonds then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
     Section 6.02. Certain Rights and Obligations of the Trustee. Except as otherwise provided in Section 6.01 hereof:
     (a) The Trustee (i) may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees (but shall be answerable therefor only in accordance with the standard specified above), (ii) shall be entitled to the advice of counsel concerning all matters of trusts hereof and duties hereunder, and (iii) may pay reasonable compensation in all cases to all of those attorneys, agents, receivers and employees reasonably employed by it in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company) approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in reliance upon that opinion or advice, except in the event of the negligence or willful misconduct by the Trustee.

     (b) Except for its certificate of authentication on the Bonds, the Trustee shall not be responsible for:
     (i) any recital in this Indenture or in the Bonds,
     (ii) the validity, priority, recording, re-recording, filing or re filing of this Indenture or any Supplemental Indenture,
     (iii) the validity of the execution by the Issuer of this Indenture, any Supplemental Indenture or instruments or documents of further assurance,
     (iv) the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or
     (v) the value of or title to the Project.
The Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, agreements or obligations on the part of the Issuer or the Company under the Agreement except as set forth hereinafter; but the Trustee may require of the Issuer or the Company full information and advice as to the observance or performance of those covenants, agreements and obligations. Except as otherwise provided in Section 7.04 hereof, the Trustee shall have no obligation to observe or perform any of the duties of the Issuer under the Agreement.
     (c) The Trustee shall not be accountable for the application by the Company or any other Person of the proceeds of any Bonds authenticated or delivered hereunder.
     (d) The Trustee shall be protected, in the absence of negligence or willful misconduct on its part, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person who is the Holder of any Bonds at the time of making the request or giving the authority or consent, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.
     (e) As to the existence or nonexistence of any fact for which the Issuer may be responsible or as to the sufficiency or validity of any instrument, document, report, paper or proceeding, the Trustee, in the absence of negligence or willful misconduct on its part, shall be entitled to rely upon a certificate signed on behalf of the Issuer by an authorized officer thereof as sufficient evidence of the facts recited therein. Prior to the occurrence of a default or Event of Default hereunder of which the Trustee has been notified, as provided in paragraph (f) of this Section, or of which by that paragraph the Trustee is deemed to have notice, the Trustee may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient; provided, that the Trustee in its discretion may require and obtain any further evidence which it deems to be necessary or advisable; and, provided further, that the Trustee shall not be bound to secure any further evidence. The Trustee may accept a certificate of the officer, or an assistant thereto, having charge of the appropriate records, to the effect that a resolution has been adopted by the Legislative Authority in the form recited in that certificate, as conclusive evidence that the resolution has been duly adopted and is in full force and effect.
     (f) The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default or Event of Default hereunder, except Events of Default described in paragraphs (a), (b) and (c) of Section 7.01 hereof unless the Trustee shall be notified specifically of the default or Event of Default in a written instrument or document delivered to it by the Issuer, the Company or by the Holders of at least 50 percent of the aggregate principal amount of Bonds then outstanding or the Trustee has otherwise become aware or received notice of the default or Event of Default. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no default or Event of Default, except as noted above.
     (g) At any reasonable time, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, without any duty to do so (i) may inspect and copy fully all books, papers and records of the Issuer pertaining to the Project and the Bonds, and (ii) may make any memoranda from and in regard thereto as the Trustee may desire.
     (h) The Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the premises.
     (i) Notwithstanding anything contained elsewhere in this Indenture, the Trustee may demand any showings, certificates, reports, opinions, appraisals and other information, and any corporate action and evidence thereof, in addition to that required by the terms hereof, as a condition to the authentication of any Bonds or the taking of any action whatsoever within the purview of this Indenture, if the Trustee deems it to be desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds or the right of any Person to the taking of any other action by the Trustee; provided, that the Trustee shall not be required to make that demand.
     (j) Before taking action hereunder pursuant to Section 6.04 or Article VII hereof (with the exception of any action required to be taken under Section 7.02 hereof and 7.03(a)(i) hereof, the Trustee may require that a satisfactory indemnity bond or other security or assurances reasonably acceptable to the Trustee be furnished to it for the reimbursement of all expenses which it may incur and to protect it against all liability (including, without limitation, any environmental liability) by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful default. Such other assurances may include, without limitation, environmental audits or other evidence that the Trustee will not incur liability by reason of such action. The Trustee may take action without that indemnity or other assurances, and in that case, the Company shall reimburse the Trustee for all of the Trustee’s reasonable expenses pursuant to Section 6.03 hereof and shall indemnify the Trustee pursuant to Section 8.2 of the Agreement.
     (k) Unless otherwise provided herein, all moneys received by the Trustee under this Indenture shall be held in trust for the purposes for which those moneys were received, until those moneys are used, applied or invested as provided herein; provided, that those moneys need not be segregated from other moneys, except to the extent required by this Indenture or by law.

The Trustee shall not have any liability for interest on any moneys received hereunder, except to the extent expressly provided herein or agreed with the Issuer or the Company.
     (1) Any resolutions by the Legislative Authority, and any opinions, certificates and other instruments and documents for which provision is made in this Indenture, may be accepted by the Trustee, in the absence of bad faith on its part, as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.
     (m) The Trustee shall have no responsibility with respect to any information, statement or recital in any official statement, offering memorandum or any other disclosure material prepared or distributed with respect to the Bonds.
     (n) The Trustee is authorized and directed to sign the Security Agreement and the Intercreditor Agreement, each dated as of December 1, 2006, by and among the Trustee, Wells Fargo Bank, National Association and the Company.
     Section 6.03. Fees, Charges and Expenses of Trustee and Registrar. The Trustee and the Registrar shall be entitled to payment or reimbursement by the Company, as provided in the Agreement, for reasonable fees for its Ordinary Services rendered hereunder and for all advances, counsel fees and other Ordinary Expenses reasonably and necessarily paid or incurred by them in connection with the provision of Ordinary Services. For purposes hereof, fees for Ordinary Services provided for by their respective standard fee schedule shall be considered reasonable, unless otherwise agreed between the Trustee and the Company. In the event that it should become necessary for any of them to perform Extraordinary Services, they shall be entitled to reasonable extra compensation therefor and to reimbursement for reasonable and necessary Extraordinary Expenses incurred in connection therewith.
     Without creating a default or an Event of Default hereunder, however, the Company may contest in good faith the necessity for any Extraordinary Service and Extraordinary Expense and the reasonableness of any fee, charge or expense.
     The Trustee and the Registrar shall not be entitled to compensation or reimbursement for Extraordinary Services or Extraordinary Expenses occasioned by their neglect or misconduct. The reasonable fees for their respective ordinary services and charges of the foregoing shall be entitled to payment and reimbursement only from (i) the applicable Project Fund, (ii) the Additional Payments made by the Company pursuant to the Agreement, or (iii) from other moneys available therefor. Any amounts payable to the Trustee or the Registrar pursuant to this Section 6.03 shall be payable upon demand and shall bear interest 45 days from the date of demand therefor at the Interest Rate for Advances. The initial or acceptance fees of the Trustee and the fees, charges and expenses of the Trustee or the Registrar described above, may be paid by the Trustee from the Project Fund as and when due to the extent that those fees, charges and expenses become due during the Construction Period (as defined in the Agreement).
     Section 6.04. Intervention by Trustee. The Trustee may intervene on behalf of the Holders, and shall intervene if requested to do so in writing by the Holders of at least 50 percent of the aggregate principal amount of Bonds then outstanding, in any judicial proceeding to which the Issuer or the Company is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Holders of the Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of that intervention by a court of competent jurisdiction. The Trustee may require that a satisfactory indemnity bond be provided to it in accordance with Sections 6.01 and 6.02 hereof before it takes action hereunder.
     Section 6.05. Successor Trustee. Anything herein to the contrary notwithstanding,
     (a) any corporation or association (i) into which the Trustee may be converted or merged, (ii) with which the Trustee or any successor to it may be consolidated, or (iii) to which it may sell or transfer its trust assets and trust business as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Trustee hereunder and shall be vested with all of the title to the whole property or trust estate hereunder, and
     (b) that corporation or association shall be vested further, as was its predecessor, with each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.
     Any successor Trustee, however, (i) shall be a trust company or a bank having the powers of a trust company, (ii) shall be in good standing within the State, (iii) shall be duly authorized to exercise trust powers within the State, and (iv) shall have a reported capital and surplus of not less than $50,000,000.
     Section 6.06. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including, without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction. It is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds and the Project, and in particular, in case of the enforcement hereof or thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold tide to the properties, in trust, as granted herein, or (iii) take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adapted to these ends.
     In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by that co-Trustee shall run to and be enforceable by it.

     Should any instrument or document in writing from the Issuer reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be executed, acknowledged and delivered, but not prepared, by the Issuer. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vested in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.
     Section 6.07. Resignation by the Trustee. The Trustee may resign at any time from the trusts created hereby by giving written notice of the resignation to the Issuer, the Company, the Registrar and the Original Purchaser of each series of Bonds then outstanding and by mailing written notice of the resignation to the Holders as their names and addresses appear on the Register at the close of business fifteen days prior to the mailing. The resignation shall take effect upon the appointment of a successor Trustee.
     Section 6.08. Removal of the Trustee. The Trustee may be removed at any time pursuant to Article XII or by an instrument or document or concurrent instruments or documents in writing delivered to the Trustee, with copies thereof mailed to the Issuer, the Registrar and the Company, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.
     The Trustee also may be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee by any court of competent jurisdiction upon the application of the Issuer or the Holders of not less than 20 percent in aggregate principal amount of the Bonds then outstanding under this Indenture.
     Section 6.09. Appointment of Successor Trustee. If (i) the Trustee shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Trustee shall be taken under the control of any public officer or officers, or (iii) a receiver shall be appointed for the Trustee by a court, then a successor Trustee shall be appointed by the Issuer, with the written consent of the Company; provided, that if a successor Trustee is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided in Sections 6.07 and 6.08 hereof, respectively, or (b) the Trustee is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, so long as the Issuer shall not have appointed a successor Trustee, then the Holders of a majority in aggregate principal amount of Bonds then outstanding may designate a successor Trustee by an instrument or document or concurrent instruments or documents in writing signed by or on behalf of those Holders. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the Holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

     Every successor Trustee appointed pursuant to this Section 6.09 shall be a trust company or a bank having the powers of a trust company (ii) shall be in good standing within the State, (iii) shall be duly authorized to exercise trust powers within the State, (iv) shall have a reported capital and surplus of not less than $50,000,000, and (v) shall be willing to accept the trusteeship under the terms and conditions of this Indenture.
     Every successor Trustee appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer and the Company, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of its predecessor. Upon the written request of its successor, the Issuer or the Company, the predecessor Trustee (i) shall execute and deliver an instrument or document transferring to its successor all of the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the predecessor Trustee hereunder, subject to the terms and conditions herein set forth, including, without limitation, the right of the predecessor Trustee to be paid and reimbursed in full for its reasonable charges and expenses (including reasonable charges and disbursements of its counsel) and to indemnification under Section 8.2 of the Agreement, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property (including without limitation, all securities and moneys) held by it as Trustee. Should any instrument or document in writing from the Issuer be requested by any successor Trustee for vesting and conveying more fully and certainly in and to that successor the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens vested or conveyed or intended to be vested or conveyed hereby in or to the predecessor Trustee, the Issuer shall execute (but need not prepare), acknowledge and deliver that instrument or document.
     In the event of a change in the Trustee, the predecessor Trustee shall cease to be custodian of any moneys which it may hold pursuant to this Indenture and shall cease to be Registrar for any of the Bonds, to the extent it served in any of those capacities. The successor Trustee shall become custodian and, if applicable, Registrar.
     Section 6.10. Adoption of Authentication. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee or Registrar may adopt the certificate of authentication of any predecessor Trustee or Registrar and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee or Registrar may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee or Registrar.
     Section 6.11. Registrars.
     (a) Succession. Anything herein to the contrary notwithstanding, any corporation or association (i) into which a Registrar may be converted or merged, (ii) with which a Registrar or any successor to it may be consolidated, or (iii) to which it may sell or transfer its assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Registrar to that Registrar hereunder and shall be vested with each and every power, right, duty, obligation, discretion and privilege expressed or intended by this Indenture to be exercised by or vested in the predecessor Registrar, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.
     (b) Resignation. A Registrar may resign at any time by giving written notice of its resignation to the Issuer, the Company, the Trustee, the Original Purchaser of each series of Bonds then outstanding for which it is Registrar at least 60 days before the resignation is to take effect. The resignation shall take effect immediately, however, upon the appointment of a successor Registrar, if the successor Registrar is appointed and accepts that appointment before the time stated in the notice.
     (c) Removal. The Registrar may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Registrar, with copies thereof mailed to the Issuer, the Trustee and the Company, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.
     (d) Appointment of Successors. If (i) a Registrar shall resign, shall be removed, shall be dissolved, or shall become otherwise completely incapable of acting hereunder, (ii) a Registrar shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for a Registrar by a court, or (iv) a Registrar shall have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety days, then a successor Registrar shall be appointed by the Authorized Official, with the written consent of the Company and the Trustee; provided, that if a successor Registrar is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided above, or (b) the Registrar is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, if the Authorized Official shall not have appointed a successor Registrar, the Trustee or the Holders of a majority in aggregate principal amount of Bonds then outstanding may designate a successor Registrar by an instrument or document or concurrent instruments or documents in writing signed by the Trustee, or in the case of the Holders, by or on behalf of those Holders.
     Every successor Registrar appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer, the Trustee and the Company, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of its predecessor. Upon the written request of its successor, the Issuer or the Company, a predecessor Registrar (i) shall execute (but need not prepare) and deliver an instrument or document transferring to its successor all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of it as predecessor Registrar hereunder, subject to the terms and conditions herein set forth, including, without limitation, the right of the predecessor Registrar to be paid and reimbursed in full for its reasonable charges and expenses, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property and records (including without limitation, the Register and any canceled Bonds) held by it as Registrar. Should any instrument or document in writing from the Issuer be requested by any successor Registrar for vesting and conveying more fully and certainly in and to that successor the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests vested or conveyed or intended to be vested or conveyed hereby in or to a predecessor Registrar, the Issuer shall execute (but need not prepare), acknowledge and deliver that instrument or document.
     Section 6.12. Designation and Succession of Paying Agents. The Trustee shall be the Paying Agent for the Bonds, and, with the consent of the Company, the Trustee may appoint a Paying Agent or Agents with power to act on its behalf and subject to its direction in the payment of Bond Service Charges on any series of Bonds. It is the responsibility of the Trustee to establish the duties and responsibilities of any Paying Agent for the purposes of this Indenture, to the extent not specified herein.
     Any corporation or association with or into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation or association succeeding to the trust business of any Paying Agent, shall be the successor of that Paying Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or the Paying Agent or that successor corporation or association.
     Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, to the Registrar, to the Issuer and to the Company. The Trustee may at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent, to the Registrar and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Paying Agent. The Trustee shall give written notice of appointment of a successor Paying Agent to the Company, the Issuer and the Registrar and the Trustee shall mail, within ten days after that appointment, notice thereof to all Holders as their names and addresses appear on the Register on the date of that appointment.
     The Trustee shall pay to any Paying Agent from time to time reasonable compensation as authorized in Section 6.03 hereof for its services in accordance with a fee schedule agreed to by the Company, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.03 hereof.
     The provisions of Section 3.05 and Subsection 6.02(d) shall be applicable to any Paying Agent.
     Section 6.13. [Reserved.]

     Section 6.14. Dealing in Bonds. The Trustee, a Registrar, their affiliates, and any directors, officers, employees or agents thereof, in good faith, may become the owners of Bonds secured hereby with the same rights which it or they would have hereunder if the Trustee or the Registrar did not serve in those capacities.
     Section 6.15. Representations, Agreements and Covenants of Trustee. The Trustee hereby represents that it is a national banking association duly organized and validly existing under the laws of the United States, in good standing and duly authorized to exercise corporate trust powers in the State, and that it has an unimpaired reported capital and surplus of not less than $50,000,000. The Trustee covenants that it will take such action, if any, as is necessary to remain in good standing and duly authorized to exercise corporate trust powers in the State, and that it will maintain an unimpaired reported capital and surplus of not less than $50,000,000. The Trustee accepts and agrees to observe and perform the duties and obligations of the Trustee to which reference is made in any instrument or document providing security for any of the Bonds.
ARTICLE VII
DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND HOLDERS
     Section 7.01. Defaults; Events of Default. The occurrence of any of the following events is defined as and declared to be and to constitute an Event of Default hereunder:
     (a) Payment of any interest on any Bond shall not be made when and as that interest shall become due and payable;
     (b) Payment of the principal of or any premium on any Bond shall not be made when and as that principal or premium shall become due and payable, whether at stated maturity, by redemption, pursuant to any mandatory sinking fund requirements, by acceleration or otherwise;
     (c) Failure by the Issuer to observe or perform any other covenant, agreement or obligation on its part to be observed or performed contained in this Indenture or in the Bonds, which failure shall have continued for a period of 60 days after written notice, by registered or certified mail, to the Issuer and the Company specifying the failure and requiring that it be remedied, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Holders of not less than 50 percent in aggregate principal amount of Bonds then outstanding; provided, however, that if the Issuer shall proceed to take such curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 60 days, then such period shall be increased to such extent as shall be necessary to enable the Issuer diligently to complete such curative action; and
     (d) The occurrence and continuance of an Event of Default as defined in Section 7.1 of the Agreement.
     During the existence of an Event of Default, upon a decision by the Trustee to enforce or exercise any right, remedy or power available to it on behalf of the Holders (whether arising hereunder, under the Agreement or existing at law, in equity or by statute or otherwise now or hereafter), concurrently with any action to enforce or exercise that right, remedy or power, except as provided below in this Article, the Trustee shall deposit any moneys received pursuant to any right given or action taken in the Enforcement Account created hereby as a subaccount of the Bond Fund. The Enforcement Account shall be maintained in the custody of the Trustee as a separate bank account (except when invested in Eligible Investments).
     Following that transfer, the Trustee shall pay Bond Service Charges on the Outstanding Bonds from the Enforcement Account in the order and as provided in this Article. Whenever any Event of Default with respect to the payment of Bond Service Charges on the Bonds and all other Defaults are cured, in each case in the manner provided in Section 7.03 hereof, the Trustee shall transfer promptly all moneys in, including without limitation, all investments credited to, the Enforcement Account into the appropriate Fund.
     The declaration of an Event of Default and the exercise of rights, remedies and powers upon the declaration are subject to any applicable limitations of federal bankruptcy law affecting or precluding the declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.
     The term “default” or “failure” as used in this Article means (i) a default or failure by the Issuer in the observance or performance of any of the covenants, agreements or obligations on its part to be observed or performed contained in this Indenture or in the Bonds, or (ii) a default or failure by the Company under the Agreement, in any case, exclusive of any period of grace or notice required to constitute a default or failure an Event of Default, as provided above or in the Agreement.
     Section 7.02. Notice of Default. If an Event of Default shall occur, the Trustee shall give written notice of the Event of Default, by registered or certified mail, to the Issuer, the Company, the Registrar and the Original Purchaser of each series of Bonds, within five days after the Trustee has knowledge of the Event of Default.
     If an Event of Default occurs of which the Trustee has notice pursuant to this Indenture, the Trustee shall give written notice thereof, within thirty days after the Trustee’s receipt of notice of its occurrence, to the Holders of all Bonds then outstanding as shown by the Register at the close of business fifteen days prior to the mailing of that notice; provided, that except in the case of a default in the payment of the principal of or any premium or interest on any Bond or in the payment of any mandatory sinking fund redemption requirement, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the Trustee in good faith determine that the withholding of notice to the Holders is in the interests of the Holders.
     Section 7.03. Acceleration. (a)(i) Upon the occurrence of any Event of Default and the receipt of the written request of the Holders of not less than 50 percent in aggregate principal amount of the Outstanding Bonds, then the Trustee shall, and (ii) upon occurrence of any Event of Default the Trustee may, declare, by a notice in writing delivered to the Company, the principal of all Bonds then outstanding (if not then due and payable), and the interest accrued thereon, to be due and payable immediately. Upon that declaration, the principal and interest shall become and be due and payable immediately. Interest on the Bonds shall accrue to the date determined pursuant to subsection (b) by the Trustee for the tender of payment to the Holders upon such declaration; provided, that interest on any unpaid principal of Bonds outstanding shall continue to accrue from the date determined by the Trustee for the tender of payment to the Holders of those Bonds.
     Upon any declaration of acceleration, and subject to the provisions of Section 7.01 hereof, the Trustee shall immediately exercise such rights as it may have under the Agreement to declare all payments of Loan Payments thereunder to be immediately due and payable.
     (b) No later than two Business Days after such declaration, the Trustee shall mail written notice of the acceleration to the same parties and in the same manner as is provided herein with respect to notice of redemption of Bonds; provided, that no failure to give/or to receive notice by mailing, and no defect in any notice as to any Bond or, Holder, shall affect the validity of the acceleration as to such Bond or Holder or any other Bond or Holder. The notice shall specify the Business Day on which payment of the principal, premium, if any, and interest shall be paid to the Holders, which Business Day shall not be later than the fourth Business Day after mailing of such notice. Pursuant to the notice, interest on the Bonds of such Series shall accrue to the date determined by the Trustee for the tender of payment to the Holders; provided that to the extent any principal amount of Outstanding Bonds of such Series remains unpaid because sufficient moneys are not available to the Trustee to pay such principal amount on the date determined by the Trustee for the tender of payment to the Holders of those Bonds, interest shall continue to accrue until paid.
     (c) The provisions of subsection (a) are subject, however, to the condition that if, at any time after a declaration of acceleration and prior to the date established pursuant to subsection (b) for tender of payment upon acceleration and prior to entry of a judgment in a court for enforcement hereunder after an opportunity for hearing by the Issuer and the Company,
     (i) all sums payable hereunder (other than the principal of and interest on Bonds which shall not have reached their stated maturity dates, but which are due and payable solely by reason of the declaration of acceleration), together with, to the extent permitted by law, interest on any overdue installments of interest at the rate borne by the Bonds in respect of which the Event of Default shall have occurred shall have been duly paid, or provision shall have been duly made therefor by deposit with the Trustee or any Paying Agent;
     (ii) all existing Events of Default shall have been cured;
     (iii) rescission of the declaration of acceleration would not conflict with any judgment or decree; and
then in every case, the Trustee may, and with the consent of the Holders of a majority in aggregate principal amount of the Bonds shall, waive the Event of Default and its consequences and shall rescind and annul the declaration of acceleration. No waiver or rescission and annulment shall extend to or affect any subsequent Event of Default or shall impair any rights, remedies or powers consequent thereon.
     Section 7.04. Other Remedies; Rights of Holders. With or without taking action under Section 7.03 hereof, upon the occurrence and continuance of an Event of Default, the

Trustee may pursue any available remedy to enforce the payment of Bond Service Charges or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Agreement or any of the Notes or any other instrument providing security, directly or indirectly, for the Bonds.
     If, upon the occurrence and continuance of an Event of Default, the Trustee is requested so to do by the Holders of at least 50 percent in aggregate principal amount of Bonds outstanding, the Trustee (subject to the provisions of Sections 6.01 and 6.02 and particularly subparagraph 6.01(c)(iv) and Subsection 6.02(j) of those Sections) shall exercise any rights and powers conferred by this Section and by Section 7.03 hereof.
     No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders now or hereafter existing.
     No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.
     No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.
     As the assignee of all right, title and interest of the Issuer in and to the Agreement (except for the Unassigned Issuer’s Rights), the Trustee is empowered to enforce each remedy, right and power granted to the Issuer under the Agreement. In exercising any remedy, right or power thereunder or hereunder, the Trustee shall take any action which would best serve the interests of the Holders in the judgment of the Trustee, applying the standards described in, and subject to the provisions of, Sections 6.01 and 6.02 hereof.
     Section 7.05. Right of Holders to Direct Proceedings. Anything to the contrary in this Indenture notwithstanding, the Holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right at any time to direct, pursuant to Article XI or by an instrument or document or instruments or documents in writing executed and delivered to the Trustee, the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided that (i) any direction shall not be other than in accordance with the provisions of law and of this Indenture, (ii) the Trustee shall be entitled to indemnity or other assurances as provided in Sections 6.01 and 6.02, and (iii) the Trustee may take any other action which it deems to be proper and which is not inconsistent with the direction.
     Section 7.06. Application of Moneys. (a) After (i) payment of any fees, costs, expenses, liabilities and advances paid, incurred or made by the Trustee in the exercise of remedies or the collection of moneys pursuant to any right given or action taken under the provisions of this Article or the provisions of the Agreement (including, without limitation, reasonable attorneys’ fees and expenses, except as limited by law or judicial order or decision entered in any action taken under this Article VII) and (ii) deposit into the Rebate Fund of an amount equal to the rebate payments calculated (pursuant to Section 148 of the Code) as of the date determined by the Trustee, all additional moneys received by the Trustee shall be deposited by the Trustee in the Enforcement Account held in a separate subaccount of the Bond Fund and applied only to the payment of Bond Service Charges of the Bonds, all as provided in this Section.
     (b) All moneys deposited in the Enforcement Account together with other moneys in the Bond Fund, Bond Reserve Fund and Project Fund available therefor, except as aforesaid, shall be applied by the Trustee as set forth below, and subject to any provision made pursuant to Sections 4.05, 5.06 or 5.07 hereof.
     (i) Unless the principal of all of the Bonds shall have become, or shall have been declared to be, due and payable, all of those moneys shall be deposited in the Enforcement Account and shall be applied:
     First — To the payment to the Holders entitled thereto of all installments of interest then due on the Bonds, in the order of the dates of maturity of the installments of that interest, beginning with the earliest date of maturity and, if the amount available is not sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on that installment, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds; and
     Second — To the payment to the Holders entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements, in the order of their due dates, beginning with the earliest due date, with interest on those Bonds from the respective dates upon which they became due at the rates specified in those Bonds, and if the amount available is not sufficient to pay in full all Bonds, due on any particular date, together with that interest, then to the payment thereof ratably, according to the amounts of principal due on that date, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.
     (ii) If the principal of all of the Bonds shall have become due or shall have been declared to be due and payable pursuant to this Article, all of those moneys shall be deposited into the Enforcement Account pursuant to (b) above and shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest, of interest over principal, of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.

     (c) If the principal of all of the Bonds shall have been declared to be due and payable pursuant to this Article, and if that declaration thereafter shall have been-rescinded and annulled under the provisions of Section 7.03 or 7.10 hereof, subject to the provisions of paragraph (b)(ii) of this Section, in the event that the principal of all of the Bonds shall become due and payable later, the moneys shall be deposited in the Bond Fund and shall be applied in accordance with the provisions of Article V.
     (d) Whenever moneys are to be applied pursuant to the provisions of this Section, those moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of moneys available for application and the likelihood of additional moneys becoming available for application in the future. Whenever the Trustee shall direct the application of those moneys, it shall fix the date upon which the application is to be made, and upon that date, interest shall cease to. accrue on the amounts of principal, if any, to be paid on that date, provided the moneys are available therefor. The Trustee shall give notice to the Bondholders and the Company of the deposit with it of any moneys and of the fixing of that date, as provided in Section 3.05 hereof for the establishment of, and for giving notice with respect to, a Special Record Date for the payment of overdue interest.
     The Trustee shall not be required to make payment of principal of and any premium on a Bond to the Holder thereof, until the Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if it is paid fully.
     Section 7.07. Remedies Vested in Trustee. All rights of action (including, without limitation, the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders of the outstanding Bonds, subject to the provisions of this Indenture.
     Section 7.08. Rights and Remedies of Holders. A Holder shall not have any right to institute any suit, action or proceeding for the enforcement of this Indenture, for the execution of any trust hereof, or for the exercise of any other remedy hereunder, unless:
     (a) there has occurred and is continuing an Event of Default of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which it is deemed to have notice under that paragraph,
     (b) the Holders of at least 50 percent in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to proceed to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name, and the Trustee shall have been provided with indemnity or other assurances as provided in Sections 6.01 and 6.02 hereof, and
     (c) the Trustee thereafter shall have failed or refused to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name.

     At the option of the Trustee, that notification (or notice), request, opportunity and offer of indemnity or other assurances are conditions precedent in every case, to the institution of any suit, action or proceeding described above.
     No one or more Holders of the Bonds shall have any right to affect, disturb or prejudice in any manner whatsoever the security or benefit of this Indenture by its or their action, or to enforce, except in the manner provided herein, any remedy, right or power hereunder. Any suit, action or proceedings shall be instituted, had and maintained in the manner provided herein for the benefit of the Holders of all Bonds then outstanding.
     Section 7.09. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any remedy, right or power under this Indenture in any suit, action or proceedings, and the suit, action or proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as if no suit, action or proceedings had been taken.
     Section 7.10. Waivers of Events of Default. Except as hereinafter provided at any time, in its discretion, the Trustee may waive any Event of Default hereunder and its consequences and may rescind and annul any declaration of maturity of principal of the Bonds. The Trustee shall do so upon the written request of the Holders of
     (a) at least a majority in aggregate principal amount of all Bonds then outstanding in respect of which an Event of Default in the payment of Bond Service Charges exists, or
     (b) at least 50 percent in aggregate principal amount of all Bonds then outstanding, in the case of any other Event of Default.
     In the case of the waiver or rescission and annulment, or in case any suit, action or proceedings taken by the Trustee on account of any Event of Default shall have been discontinued, abandoned or determined adversely to it, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively. No waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
ARTICLE VIII
SUPPLEMENTAL INDENTURES
     Section 8.01. Supplemental Indentures Generally. The Issuer and the Trustee, with the consent of the Company, may enter into indentures supplemental to this Indenture, as provided in this Article and pursuant to the other provisions therefor in this Indenture. The Issuer has imposed certain requirements on the Company, the Trustee, the ownership or operation of the Project, or the Bonds which are more restrictive than those required by the Act or the Code and, for that reason, the Issuer shall not be required to consent to any proposed supplement or amendment to this Indenture which provides for less restrictive covenants.

     Section 8.02. Supplemental Indentures Not Requiring Consent of Holders. Without the consent of, or notice to, any of the Holders, the Authorized Official, upon behalf of the Issuer, and the Trustee may enter into indentures supplemental to this Indenture which shall not, in the opinion of the Authorized Official and the Trustee, be knowingly inconsistent with the terms and provisions hereof for any one or more of the following purposes:
     (a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture;
     (b) To grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that lawfully may be granted to or conferred upon the Holders or the Trustee;
     (c) To assign additional revenues under this Indenture;
     (d) To accept additional security and instruments and documents of further assurance with respect to the Project;
     (e) To add to the covenants, agreements and obligations of the Issuer under this Indenture, other covenants, agreements and obligations to be observed for the protection of the Holders, or to surrender or limit any right, power or authority reserved to or conferred upon the Issuer in this Indenture, including, without limitation, the limitation of rights of redemption so that in certain instances Bonds of different series will be redeemed in some prescribed relationship to one another for the protection of the Holders of a particular series of Bonds;
     (f) To evidence any succession to the Issuer and the assumption by its successor of the covenants, agreements and obligations of the Issuer under this Indenture, the Agreement and the Bonds;
     (g) To make necessary or advisable amendments or additions in connection with the issuance of Additional Bonds in accordance with Section 2.04 hereof as do not adversely affect the interests of Holders of outstanding Bonds;
     (h) To permit the exchange of Bonds, at the option of the Holder or Holders thereof, for coupon Bonds of the same series payable to bearer, in an aggregate principal amount not exceeding the unmatured and unredeemed principal amount of the Predecessor Bonds, bearing interest at the same rate or rates and maturing on the same date or dates, with coupons attached representing all unpaid interest due or to become due thereon if, in the opinion of Bond Counsel, that exchange would not result in the interest on any of the Bonds outstanding being included in the gross income of the Holders for federal income tax purposes;
     (i) To permit the use of a book entry system to identify the owner of an interest in an obligation issued by the Issuer under this Indenture, whether that obligation was formerly, or could be, evidenced by a tangible security;
     (j) To permit the Trustee to comply with any obligations imposed upon it by law;

     (k) To specify further the duties and responsibilities of, and to define further the relationship among, the Trustee and the Registrar;
     (1) To achieve compliance of this Indenture with any applicable federal securities or tax law;
     (m) To make amendments to the provisions hereof relating to arbitrage matters under Section 148 of the Code, if, in the opinion of Bond Counsel, those amendments would not cause the interest on the Bonds outstanding included in gross income of the Holders for federal income tax purposes which amendments may, among other things, change the responsibility for making the relevant calculations;
     (n) Reserved;
     (o) To make any change not, in the judgment of the Trustee, materially adversely affecting any rights of the Holders and required by a Rating Agency in order to obtain or maintain a rating on the Bonds, if the Company determines to request that a Rating Agency rate the Bonds; and
     (p) To permit any other amendment which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders.
     The provisions of subsections 8.02(j) and (l) shall not be deemed to constitute a waiver by the Trustee, the Registrar, the Issuer or any Holder of any right which it may have in the absence of those provisions to contest the application of any change in law to this Indenture or the Bonds.
     A Supplemental Indenture which complies with subsection (g), (n) or (p) of this Section 8.02 shall be deemed for the purposes of this Section not to be inconsistent with the terms of this Indenture.
     Section 8.03. Supplemental Indentures Requiring Consent of Holders. Exclusive of Supplemental Indentures to which reference is made in Section 8.02 hereof and subject to the terms, provisions and limitations contained in this Section, and not otherwise, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced as provided in this Indenture, and with the consent of the Company, the Issuer and the Trustee may execute and deliver Supplemental Indentures adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or any Supplemental Indenture or restricting in any manner the rights of the Holders.
     Nothing in this Section or Section 8.02 hereof shall permit, however, or be construed as permitting:
     (a) without the consent of the Holder of each Bond so affected, (i) an extension of the maturity of the principal of or the interest on any Bond, (ii) a reduction in the principal amount of any Bond or the rate of interest or premium thereon, or (iii) a reduction in the amount or extension of the time of payment of any mandatory sinking fund requirements, or

     (b) without the consent of the Holders of all Bonds then outstanding, (i) the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (ii) a reduction in the aggregate principal amount of the Bonds required for consent to a Supplemental Indenture.
     If the Issuer shall request that the Trustee execute and deliver any Supplemental Indenture for any of the purposes of this Section, upon (i) being satisfactorily indemnified with respect to its expenses in connection therewith, and (ii) if required by Section 8.04 hereof, receipt of the Company’s consent to the proposed execution and delivery of the Supplemental Indenture, the Trustee shall cause notice of the proposed execution and delivery of the Supplemental Indenture to be mailed by first class mail, postage prepaid, to all Holders of Bonds then outstanding at their addresses as they appear on the Register at the close of business on the fifteenth day preceding that mailing.
     The Trustee shall not be subject to any liability to any Holder by reason of the Trustee’s failure to mail, or the failure of any Holder to receive, the notice required by this Section. Any failure of that nature shall not affect the validity of the Supplemental Indenture when there has been consent thereto as provided in this Section. The notice shall set forth briefly the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Holders.
     If the Trustee shall receive, within a period prescribed by the Issuer, of not exceeding one year, following the mailing of the notice, an instrument or document or instruments or documents, in form to which the Trustee does not reasonably object, purporting to be executed by the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding (which instrument or document or instruments or documents shall refer to the proposed Supplemental Indenture in the form described in the notice and specifically shall consent to the Supplemental Indenture in substantially that form), the Trustee shall, but shall not otherwise, execute and deliver the Supplemental Indenture in substantially the form to which reference is made in the notice as being on file with the Trustee, without liability or responsibility to any Holder, regardless of whether that Holder shall have consented thereto.
     Any consent shall be binding upon the Holder of the Bond giving the consent and, anything herein to the contrary notwithstanding, upon any subsequent Holder of that Bond and of any Bond issued in exchange therefor (regardless of whether the subsequent Holder has notice of the consent to the Supplemental Indenture). A consent may be revoked in writing, however, by the Holder who gave the consent or by a subsequent Holder of the Bond by a revocation of such consent received by the Trustee prior to the execution and delivery by the Trustee of the Supplemental Indenture. At any time after the Holders of the required percentage of Bonds shall have filed their consents to the Supplemental Indenture, the Trustee shall make and file with the Issuer a written statement that the Holders of the required percentage of Bonds have filed those consents. That written statement shall be conclusive evidence that the consents have been so filed.
     If the Holders of the required percentage in aggregate principal amount of Bonds outstanding shall have consented to the Supplemental Indenture, as provided in this Section, no Holder shall have any right (a) to object to (i) the execution or delivery of the Supplemental Indenture, (ii) any of the terms and provisions contained therein, or (iii) the operation thereof, (b)

to question the propriety of the execution and delivery thereof, or (c) to enjoin or restrain the Trustee or the Issuer from that execution or delivery or from taking any action pursuant to the provisions thereof.
     Section 8.04. Consent of Company. Anything contained herein to the contrary notwithstanding, a Supplemental Indenture executed and delivered in accordance with this Article VIII which affects any rights or remedies of the Company, affects rights or remedies to the Trustee or the Holders of the Bonds or which otherwise prejudices or adversely affects the Company, directly or indirectly, shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of that Supplemental Indenture. The Trustee shall cause notice of the proposed execution and delivery of any Supplemental Indenture and a copy of the proposed Supplemental Indenture to be mailed to the Company, as provided in Section 13.03 hereof, (i) at least 30 days (unless waived by the Company) before the date of the proposed execution and delivery in the case of a Supplemental Indenture to which reference is made in Section 8.02 hereof, and (ii) at least 30 days (unless waived by the Company) before the giving of the notice of the proposed execution and delivery in the case of a Supplemental Indenture for which provision is made in Section 8.03 hereof.
     Section 8.05. Authorization to Trustee; Effect of Supplement. The Trustee is authorized to join with the Issuer in the execution and delivery of any Supplemental Indenture in accordance with this Article and to make the further agreements and stipulations which may be contained therein. Thereafter,
     (a) That Supplemental Indenture shall form a part of this Indenture;
     (b) All terms and conditions contained in that Supplemental Indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes;
     (c) This Indenture shall be deemed to be modified and amended in accordance with the Supplemental Indenture; and
     (d) The respective rights, duties and obligations under this Indenture of the Issuer, the Company, the Trustee, the Registrar and all Holders of Bonds then outstanding shall be determined, exercised and enforced hereunder in a manner which is subject in all respects to those modifications and amendments made by the Supplemental Indenture.
     Express reference to any executed and delivered Supplemental Indenture may be made in the text of any Bonds issued thereafter, if that reference is deemed necessary or desirable by the Trustee or the Issuer. A copy of any Supplemental Indenture for which provision is made in this Article, except a Supplemental Indenture described in clause (g) of Section 8.02 hereof, shall be mailed by the Trustee to the Registrar and the Original Purchaser of each series of Bonds affected thereby. The Trustee shall not be required to execute any supplemental indenture containing provisions adverse to the Trustee.
     Section 8.06. Opinion of Counsel. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any independent counsel approved by it as conclusive evidence that (i) any proposed Supplemental Indenture complies with the provisions

     Section 8.07. Modification by Unanimous Consent. Notwithstanding anything contained elsewhere in this Indenture, the rights and obligations of the Issuer and of the Holders, and the terms and provisions of the Bonds and this Indenture or any Supplemental Indenture, may be modified or altered in any respect with the consent of (i) the Issuer, (ii) the Holders of all of the Bonds then outstanding, and (iii) if required, the Company.
     Section 8.08. Opinion of Bond Counsel. Before the Issuer and the Trustee shall enter into any Supplemental Indenture, or amendment to the Agreement pursuant to this Indenture, there shall have been delivered to the Trustee and the Issuer an Opinion of Bond Counsel, at the expense of the Company, stating that such supplement or amendment is authorized under this Indenture, that such supplement or amendment will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income of the interest on any Bonds for federal income tax purposes.
ARTICLE IX
DEFEASANCE
     Section 9.01. Release of Indenture. (a) If (i) all of the outstanding Bonds have been paid and discharged, or if there otherwise shall be paid to the Holders of the outstanding Bonds, all Bond Service Charges due or to become due thereon, (ii) the Trustee shall receive an amount sufficient to pay any rebate payments (calculated pursuant to Section 148 of the Code) as of the date of release of this Indenture and provision shall be made for the payment to the United States of any rebate payments accruing subsequent to the date of release of this Indenture; and (iii) provision also shall be made for the payment of all other sums payable hereunder or under the Agreement and the Notes, then, this Indenture shall cease, determine and become null and void (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof), and the covenants, agreements and obligations of the Issuer hereunder shall be released, discharged and satisfied; provided, however, that the provisions of Sections 5.09, 10.04, 10.05, 10.06 and Article XIII shall survive payment in full of the Bonds and the discharge of this Indenture and the termination or expiration of the Agreement.
     (b) Thereupon, and subject to the provisions of Section 9.03 hereof if applicable,
     (i) the Trustee shall release this Indenture (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof and shall execute and deliver to the Issuer any instruments or documents in writing as shall be requisite to evidence that release and discharge or as reasonably may be requested by the Issuer, and
     (ii) the Trustee shall assign and deliver to the Company any property subject at the time to the lien of this Indenture which then may be in their possession, except amounts in any funds held under this Indenture required to be held by the Trustee under Section 5.07 hereof or otherwise for the payment of Bond Service Charges.
     Section 9.02. Payment and Discharge of Bonds. All or any part of the Bonds shall be deemed to have been paid and discharged within the meaning of this Indenture, including, without limitation, Section 9.01 hereof, if:
     (a) the Trustee as paying agent shall have received, in trust for and irrevocably committed thereto, sufficient moneys, or
     (b) the Trustee shall have received, in trust for and irrevocably committed thereto, noncallable direct obligations of the United States of America which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient together with any moneys to which reference is made in subparagraph (a) above, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Bond Service Charges on those Bonds, at their maturity or redemption dates, as the case may be, or if a default in payment shall have occurred on any maturity or redemption date, then for the payment of all Bond Service Charges thereon to the date of the tender of payment; provided, that if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice.
     Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee only in noncallable direct obligations of the United States of America having maturity dates, or having redemption dates which, at the option of the Holder of those obligations, shall be not later than the date or dates at which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination in the manner provided in Section 5.08 hereof for transfers of amounts remaining in the Bond Fund.
     If any Bonds shall be deemed paid and discharged pursuant to this Section 9.02, then within 15 days after such Bonds are so deemed paid and discharged, the Trustee shall cause a written notice to be given to each Holder as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state the numbers of the Bonds deemed paid and discharged or state that all Bonds of a particular series are deemed paid and discharged, set forth a description of the obligations held pursuant to subparagraph (b) of the first paragraph of this Section 9.02 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provisions made for such notice pursuant to the first paragraph of this Section 9.02.
     Section 9.03. Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of the Bond Legislation and this Indenture which relate to the maturity of Bonds, interest payments and dates thereof, optional and mandatory redemption provisions credit against mandatory sinking fund requirements, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust, and repayments to the Company from the Bond Fund, the tax-exempt status of the Bonds, the interpretation of this Indenture, the governing law, the forum for resolving disputes, the Issuer’s right to rely on facts or certificates, the immunity of the Issuer’s directors, officers, counsel, financial advisors and agents, the Issuer’s lack of pecuniary liability, the rebate of moneys to the United States in accordance with Section 5.09 hereof, payment or reimbursement of the fees, expenses or indemnities of the Trustee, the Registrar and the Paying Agent and the duties of the Trustee, the Registrar and the Paying Agent in connection with all of the foregoing shall remain in effect and be binding upon the Trustee, the Registrar, the Issuer and the Holders notwithstanding the release and discharge of this Indenture. The provisions of this Article shall survive the release, discharge and satisfaction of this Indenture.
ARTICLE X
COVENANTS AND AGREEMENTS OF THE ISSUER
     Section 10.01. Covenants and Agreements of the Issuer. In addition to any other covenants and agreements of the Issuer contained in this Indenture or the Bond Legislation, the Issuer further covenants and agrees with the Holders and the Trustee as follows:
     (a) Payment of Bond Service Charges. The Issuer will cause all Bond Service Charges to be paid, but solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture. The Issuer shall have no liability or obligation with respect to the payment of the purchase price of the Series 2006 Bonds.
     (b) Revenues and Assignment of Revenues. The Issuer will not assign the Revenues or create or authorize to be created any debt, lien or charge thereon, other than the assignment thereof under this Indenture.
     (c) Inspection of Project Books. All books, instruments and documents in the Issuer’s possession relating to the Project and the Revenues shall be open to inspection at all times during the Issuer’s regular business hours by any accountants or other agents of the Trustee which the Trustee may designate from time to time.
     (d) Rights and Enforcement of the Agreement. The Trustee may enforce, in its name or in the name of the Issuer, all rights of the Issuer for and on behalf of the Holders, except for Unassigned Issuer’s Rights, and may enforce all covenants, agreements and obligations of the Company under and pursuant to the Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. Upon receipt of the written request of the Authorized Company Representative or of the Trustee and at the Company’s expense, the Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Agreement, and will take all actions within its authority to keep the Agreement in effect in accordance with the terms thereof.

     (e) Issuer Not to Adversely Affect Exclusion From Gross Income of Interest on Bonds.
     The Issuer agrees:
     (a) it shall neither make nor direct the Trustee to make any investment or other use of the proceeds of the Bonds that would cause the Bonds to be “arbitrage bonds” as that term is defined in Section 148(a) of the Code and that it shall comply with the requirements of the Code throughout the term of the Bonds;
     (b) it (i) shall take, or use its best efforts to require to be taken, all actions that may be required of the Issuer for the interest on the Bonds to be and remain not included in gross income for federal income tax purposes and (ii) shall not take or authorize to be taken any actions within its control that would adversely affect that status under the provisions of the Code;
     (c) it shall enforce or cause to be enforced all obligations of the Borrower under the Regulatory Agreement in accordance with its terms and seek to cause the Borrower to correct any violation of the Regulatory Agreement within a reasonable period after any such violation is first discovered.
     In furtherance of the covenants in this Section, the Issuer and the Borrower shall execute, deliver and comply with the provisions of the Tax Certificate, which is by this reference incorporated into this Indenture and made a part of this Indenture, and by its acceptance of this Indenture the Trustee acknowledges receipt of the Tax Certificate and acknowledges its incorporation into this Indenture by this reference. The Trustee agrees that in those instances where it exercises discretion over the investment of funds, it shall not knowingly make any investment inconsistent with subsection (a).
     Section 10.02. Observance and Performance of Covenants, Agreements, Authority and Actions. The Issuer covenants it will observe and perform faithfully at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Agreement, this Indenture, the Bond Legislation and the Bonds which are executed, authenticated and delivered under this Indenture, and under all proceedings of its Legislative Authority pertaining thereto; provided, however, that (a) the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or by the Trustee, and (b) the Issuer shall have received the instrument to be executed, and at the Issuer’s option shall have received from the Company assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument.
     The Issuer represents and warrants that it is duly authorized by the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Series 2006 Bonds, to execute and deliver this Indenture and the Agreement and to provide the security for payment of the Bond Service Charges in the manner and to the extent set forth in this Indenture.
     The Issuer covenants that it will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered by the parties within its control, such instruments supplemental hereto and such further acts, instruments, and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning, and confirming unto the Trustee, the Issuer’s interest in and to all interests, Revenues, proceeds, and receipts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds in the manner and to the extent contemplated herein. The Issuer shall be under no obligation to prepare, record, or file any such instruments or transfers.
     Section 10.03. Enforcement of Issuer’s Obligations. Each obligation of the Issuer required to be undertaken pursuant to the Bond Legislation, this Indenture, the Agreement and the Bonds is binding upon the Issuer, and upon each officer or employee thereof as may have from time to time the authority under law to take any action on behalf of the Issuer which may be necessary to perform all or any part of that obligation, as a duty of the Issuer and of each of those officers and employees providing for enforcement by writ of mandamus.
     Section 10.04. Reliance by Issuer on Facts or Certificates, Limitations on Actions. Anything in this Indenture to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (i) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Issuer by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (ii) the Issuer shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee or the Company and (iii) none of the provisions of this Indenture shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred thereby.
     Section 10.05. Immunity of Issuer’s Directors, Officers, Counsel, Financial Advisors, and Agents. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Indenture, the Agreement, the Purchase Contract, any Bond and any other agreement, certificate, contract or instrument to be executed by the Issuer in connection with the issuance of the Bonds (collectively, the “Issuer Documents”) or in any Bond or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in any agreement, instrument, or certificate executed in connection with the Project or the issuance and sale of the Bonds, against any Issuer Indemnified Parties, whether by virtue of any Constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any Issuer Indemnified Parties, either directly or by reason of any of the obligations, covenants, promises, or agreements entered into between the Issuer and the Trustee or Company to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, officer, counsel, financial advisor, or agent, is, by the execution of the Issuer Documents, and as part of the consideration for, the execution of the Issuer Documents, expressly waived and released.
     Section 10.06. No Pecuniary Liability of the Issuer. No agreements or provisions contained herein nor any agreement, covenant, or undertaking by the Issuer in connection with the Project or the issuance, sale, and/or delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit, or shall obligate the Issuer financially in any way, except as may be payable from the revenues pledged hereby for the payment of the Bonds and their application as provided in the Agreement or this Indenture. No failure of the Issuer to comply with any term, covenant, or agreement contained in the Bonds, the Agreement, this Indenture, or in any document executed by the Issuer in connection with the Project or the issuance and sale of the Bonds, shall subject the Issuer to liability for any claim for damages, costs, or other financial or pecuniary charge, except to the extent that the same can be paid or recovered from the Revenues pledged for the payment of the Bonds or other revenues derived under the Agreement or this Indenture. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant, or agreement herein; provided that no costs, expenses, or other monetary relief shall be recoverable from the Issuer, except as may be payable from the Revenues pledged in the Agreement or this Indenture for the payment of the Bonds or other Revenue derived under the Agreement or this Indenture. No provision, covenant, or agreement contained herein, or any obligations imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against its general credit. In making the agreements, provisions, and covenants set forth in this Indenture, the Issuer has not obligated itself, except with respect to the application of the Revenues pledged in the Indenture for the payment of the Bonds or other revenues derived under the Agreement or this Indenture.
     Section 10.07. Acceptance by Trustee of Duties Under Agreement. By its execution hereof, the Trustee approves and accepts hereby all rights, remedies, powers, privileges, duties and obligations which are contemplated in the Agreement to be rights, remedies, powers, privileges, duties or obligations of the Trustee with respect to the Bonds and covenants and agrees to observe and perform those duties and obligations and to exercise those rights, remedies, powers and privileges as contemplated in the Agreement and herein.
ARTICLE XI
AMENDMENTS TO AGREEMENT AND NOTES
     Section 11.01. Amendments Not Requiring Consent of Holders. Without the consent of or notice to the Holders, the Issuer and the Trustee may consent to any amendment, change or modification of the Agreement or the Notes (“Company Documents”) as may be required (i) by the provisions of the Agreement or this Indenture, (ii) in connection with the issuance of Additional Bonds, as specified in Section 2.04 hereof, (iii) for the purpose of curing any ambiguity, inconsistency or formal defect or omission in the Agreement or any of the Notes, (iv) in connection with an amendment or to effect any purpose for which there could be an amendment of this Indenture pursuant to Section 8.02 hereof, or (v) in connection with any other change therein which is not to the prejudice of the Trustee or the Holders of the Bonds, in the judgment of the Trustee.
     The Issuer has imposed certain requirements on the Company, the Trustee, the ownership or operation of the Project, or the Bonds which are more restrictive than those required by the

Act or the Code, and, for that reason, the Issuer shall not be required to consent to any proposed modification or amendment of the Agreement which provides for less restrictive covenants.
     Section 11.02. Amendments Requiring Consent of Holders. Except for the amendments, changes or modifications contemplated in Section 11.01 hereof, neither the Issuer nor the Trustee shall consent to
     (a) any amendment, change or modification of the Agreement or the Note which would change the amount or time as of which Loan Payments are required to be paid, without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt of the written consent thereto of the Holders of all of the then outstanding Bonds, or
     (b) any other amendment, change or modification of the Agreement or the Note without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt of the written consent thereto of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.
     The consent of the Holders shall be obtained as provided in Section 8.03 hereof with respect to Supplemental Indentures.
     If the Issuer and the Company shall request at any time the consent of the Trustee to any proposed amendment, change or modification of the Agreement or the Note contemplated in subparagraphs (a) or (b), upon being indemnified satisfactorily with respect to expenses, the Trustee shall cause notice of the proposed amendment, change or modification to be provided in the manner which is required by Section 8.03 hereof with respect to notice of Supplemental Indentures. The notice shall set forth briefly the nature of the proposed amendment, change or modification and shall state that copies of the instrument or document embodying it are on file at the principal corporate trust office of the Trustee for inspection by all Holders.
ARTICLE XII
MEETINGS OF HOLDERS
     Section 12.01. Purposes of Meetings. A meeting of Holders, or of the Holders of any series of Bonds, may be called at any time and from time to time pursuant to the provisions of this Article XII, to the extent relevant to the Holders of all of the Bonds or of Bonds of that series, as the case may be, to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds, or of that series, (ii) under any provision of this Indenture or (iii) authorized or permitted by law.
     Section 12.02. Call of Meetings. The Trustee may call at any time a meeting of Holders pursuant to Section 12.01 to be held at any reasonable time and place the Trustee shall determine. Notice of such meeting, setting forth the time, place and generally the subject thereof, shall be mailed by first class mail, postage prepaid, not fewer than 15 nor more than 90 days prior to the date of the meeting to the Holders at their addresses as they appear on the Register on the fifteenth day preceding such mailing, which fifteenth day, preceding the mailing shall be the record date for the meeting.

     If at any time, the Legislative Authority or the board of directors of the Company, or the Holders of at least 25 percent in aggregate principal amount of the Bonds, or if applicable, the affected series of Bonds, then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth the purpose of the meeting, and the Trustee shall not have mailed the notice of the meeting within 20 days after receipt of the request, then the Issuer, the Company or the Holders of Bonds in the amount above specified may determine the time and the place of the meeting and may call the meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided above.
     Any meetings of Holders, or the Holders of any series of Bonds affected by a particular matter, shall be valid without notice, if the Holders of all Bonds, or if applicable, the affected series of Bonds, then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Bonds, or if applicable, the affected series of Bonds, outstanding who were not so present at the meeting, and if the Issuer, the Company and the Trustee are either present by duly authorized representatives or have waived notice, before or after the meeting.
     Section 12.03. Voting. To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more outstanding Bonds, or if applicable, of the affected series of Bonds, as of the record date for the meeting as determined above, or (b) be a person appointed by an instrument or document in writing as proxy by a Person who is a Holder as of the record date for the meeting, of one or more outstanding Bonds or, if applicable, of the affected series of Bonds. Each Holder or proxy shall be entitled to one vote for each $5,000 principal amount of Bonds held or represented by it.
     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the identifying number or numbers of the Bonds held or represented by them.
     Section 12.04. Meetings. Notwithstanding any other provisions of this Indenture, the Trustee may make any reasonable regulations which it may deem to be advisable for meetings of Holders, with regard to
     (a) proof of the holding of Bonds and of the appointment of proxies,
     (b) the appointment and duties of inspectors of votes,
     (c) recordation of the proceedings of those meetings,
     (d) the execution, submission and examination of proxies and other evidence of the right to vote, and
     (e) any other matters concerning the conduct, adjournment or reconvening of meetings which it may think fit.
     The Trustee shall appoint a temporary chair of the meeting by an instrument or document in writing, unless the meeting shall have been called by the Issuer, the Company or by the

Holders, as provided in Section 12.02, in which case the Issuer, the Company or the Holders calling the meeting, as the case may be, shall appoint a temporary chair in like manner. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.
     The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at the meeting and their counsel, any representatives of the Trustee or Registrar and their counsel, any representatives of the Issuer and its counsel, and any representatives of the Company and its counsel.
     Section 12.05. Miscellaneous. Nothing contained in this Article XII shall be deemed or construed to authorize or permit any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Bonds by reason of any call of a meeting of Holders or any rights conferred expressly or impliedly hereunder to make a call.
ARTICLE XIII
MISCELLANEOUS
     Section 13.01. Limitation of Rights. With the exception of rights conferred expressly in this Indenture, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person other than the parties hereto, the Registrar, any Paying Agents, the Company, the Issuer Indemnified Parties and the Holders of the Bonds any legal or equitable right, remedy, power or claim under or with respect to this Indenture or any covenants, agreements, conditions and provisions contained herein. This Indenture and all of those covenants, agreements, conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto, the Registrar, any Paying Agents, the Company, the Issuer Indemnified Parties and the Holders of the Bonds, as provided herein.
     Section 13.02. Severability. In case any section or provision of this Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Indenture or any other covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.
     Any illegality, invalidity or inoperability shall not affect any legal, valid and operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.
     Section 13.03. Notices. Except as provided in Section 7.02 hereof, it shall be sufficient service or giving of any notice, request, complaint, demand or other instrument or document, if it is duly mailed by first class mail. Notices to the Issuer, the Company and the Trustee shall be addressed as follows:
     (a) If to the Issuer, The Industrial Development Authority of the County of Pima, c/o Russo, Russo & Slania, 6700 North Oracle Road, Tucson, Arizona 85704 Attn: Michael Slania;
     (b) If to the Company, 21410 North 19th Avenue, Suite 201, Phoenix, Arizona 85027, Attn: President and CEO, and to their counsel, Burch & Cracchiolo, 702 East Osborn Road, Phoenix, Arizona 85014, Attn: Andrew Abraham; and
     (c) If to the Trustee, U.S. Bank National Association, 101 North First Avenue, Suite 1600, Mail Code: LM-AZ-X16P, Phoenix, Arizona 85003 Attention: Corporate Trust Services; and
Duplicate copies of each notice, request, complaint, demand or other instrument or document given hereunder by the Issuer, the Trustee or the Company to one or both of the others also shall be given to the others. The foregoing parties may designate, by notice given hereunder, any further or different addresses to which any subsequent notice, request, complaint, demand or other instrument or document shall be sent. The Trustee shall designate, by notice to the Issuer and the Company the addresses to which notices or copies thereof shall be sent to the Registrar.
     In connection with any notice mailed pursuant to the provisions of this Indenture, a certificate of the Trustee, the Issuer, the Registrar, the Company or the Holders of the Bonds, whichever or whoever mailed that notice, that the notice was so mailed shall be conclusive evidence of the proper mailing of the notice.
     Section 13.04. Suspension of Mail. If because of the suspension of delivery of first class mail or, for any other reason, the Trustee shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, the Trustee shall give such notice in such other manner as in the judgment of the Trustee shall most effectively approximate mailing thereof, and the giving of that notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.
     Section 13.05. Payments Due on Saturdays, Sundays and Holidays. If any Interest Payment Date, date of maturity of the principal of any Bonds, mandatory tender date, or date fixed for redemption of any Bonds is a Saturday, Sunday or a day on which (i) the Trustee is required, or authorized or not prohibited, by law (including without limitation, executive orders) to close and is closed, then payment of interest, principal and any redemption premium need not be made by the Trustee on that date, but that payment may be made on the next succeeding business day on which the Trustee is open for business with the same force and effect as if that payment were made on the Interest Payment Date, date of maturity, purchase date or date fixed for redemption, and no interest shall accrue for the period from and after that date, or (ii) a Paying Agent is required, or authorized or not prohibited, by law (including without limitation, executive orders) to close and is closed, then payment of interest, principal and any redemption premium need not be made by that Paying Agent on that date, but that payment may be made on the next succeeding business day on which that Paying Agent is open for business with the same force and effect as if that payment were made on the Interest Payment Date, date of maturity, purchase date or date fixed for redemption and no interest shall accrue for the period from and after that date.
     Section 13.06. Instruments of Holders. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, required under this Indenture to be executed by any Holder may be in any number of concurrent writings of similar tenor and may be executed by that Holder in person or by an agent or attorney appointed in writing. Proof of (i) the execution of any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the execution of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Indenture, if made in the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:
     (a) The fact and date of the execution by any person of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within that jurisdiction, that the person signing the writing acknowledged that execution before that officer, or by affidavit of any witness to that execution; and
     (b) The fact of ownership of Bonds shall be proved by the Register maintained by the Registrar.
     Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein which it deems to be sufficient. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, of the Holder of any Bond shall bind every future Holder of the same Bond, with respect to anything done or suffered to be done by the Issuer, the Trustee or the Registrar pursuant to that writing.
     Section 13.07. Priority of this Indenture. This Indenture shall be superior to any liens which may be placed upon the Revenues or any other funds or accounts created pursuant to this Indenture.
     Section 13.08. Extent of Covenants; No Personal Liability. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture are and shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent authorized by the Act and permitted by the Constitution of the State. No covenant, stipulation, obligation or agreement of the Issuer contained in this Indenture shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Legislative Authority in other than that person’s official capacity. Neither the members of the Legislative Authority nor any official executing the Bonds, this Indenture, the Agreement or any amendment or supplement hereto or thereto shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance or execution hereof or thereof.

     Section 13.09. Disqualified Bonds. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred with any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Company, or by any Affiliate of the Company shall be disregarded and deemed not to be Outstanding for purposes of any such determination (unless the Company owns all of the Bonds, in which event such Bonds of such Series shall be deemed to be Outstanding for purposes of any such determination).
     Section 13.10. Performance of Issuer’s Obligations. If the Issuer shall fail to perform any obligation under this Indenture, the Company may perform such obligation on behalf of the Issuer and the Trustee agrees to accept such performance by the Company of the Issuer’s obligations hereunder in accordance with this Indenture.
     Section 13.11. Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 13.12. Conflict of Interest. To the extent A.R.S. §38-511 is applicable, all parties acknowledge that the Issuer may, within three years after its execution, cancel this Indenture, without penalty or further obligation, if any person significantly involved in initiating, negotiating, securing, drafting, or creating of this Indenture on behalf of the Issuer, is, at any time while this Indenture is in effect, an employee or agent of any other party in any capacity or a consultant to any other party to this Indenture with respect to the subject matter of this Indenture and the Issuer may recoup any fee or commission paid or due any person significantly involved in initiating, negotiating, securing, drafting, or creating this Indenture on behalf of the Issuer, all as provided in Section §38-511, Arizona Revised Statutes, as amended.
     Each party represents that to the best of its knowledge, it is not in violation of A.R.S. §38-511 as of the date hereof. The Trustee covenants not to knowingly employ as an employee, an agent, consultant, any person significantly involved in initiating, negotiating, securing, drafting or creating this Indenture on behalf of the Issuer within 3 years from execution of this Indenture, unless a waiver of A.R.S. §38-511 is provided by the Board of Directors of the Issuer.
     Section 13.13. Binding Effect. This Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.
     Section 13.14. Counterparts. This Indenture may be executed in any number. of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 13.15. Governing Law. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State, except as such laws may be preempted by any federal rules, regulations and laws applicable to the Issuer. The parties hereto expressly acknowledge and agree that any judicial action to interpret or enforce the terms of this Indenture against the Issuer shall be brought and maintained in the Superior Court of the State of Arizona in and for the County, in the United States District Court in and for the District of Arizona or in any United States Bankruptcy Court in any case involving or having jurisdiction over the Company, or the Project.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers; in token of its acceptance of the trusts created hereunder and the duties and obligations of the Trustee hereunder, the Trustee has caused this Indenture to be executed and delivered for it and in its name and on its behalf by its duly authorized officers all as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer
By
	Name	Frank Y. Valenzuela
	Title	Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
	Name	Deborah M. Scherer
	Title	Assistant Vice President

EXHIBIT A
BOND FORM
FORM OF FACE OF BOND

REGISTERED
No.	$
UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[THIS BOND IS ONLY TRANSFERABLE UPON COMPLIANCE
WITH THE RESTRICTED TERMS PROVIDED HEREIN]1
The Industrial Development Authority
of the County of Pima
Water and Wastewater Revenue Bond
Global Water Resources, LLC Project
Series 2006

Interest Rate:	Maturity Date:	Dated as of:	CUSIP:

% per annum
     REGISTERED OWNER: CEDE & CO.
     PRINCIPAL AMOUNT:
     The Industrial Development Authority of the County of Pima (the “Issuer”), a nonprofit corporation designated a political subdivision of the State of Arizona (the “State”), pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended and supplemented (the “Act”), for value received, promises to pay to “Registered Owner” specified above or registered assigns, but solely from the sources and in the

[1]	Insert bracketed language in the Bonds until otherwise required as provided in Section 3.06.

manner referred to herein, the “Principal Amount” specified above on the Maturity Date set forth above, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the aforesaid Interest Rate on December 1 and June 1 of each year, commencing June 1, 2007 (the “Interest Payment Dates"), until the principal amount is paid or duly provided for. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of its original issuance and delivery. Interest on this Bond shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days.
     The principal of and any premium on this Bond are payable upon presentation and surrender hereof at the principal corporate trust office of the trustee, initially U.S. Bank National Association, Phoenix, Arizona (the “Trustee”). Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the “Holder”) at the close of business. on the 15th day of the calendar month next preceding that Interest Payment Date (the “Regular Record Date”) on the registration books for this issue maintained under the Trust Indenture dated as of December 1, 2006 (the “Indenture”), between the Issuer and the Trustee. Any payment of principal of, premium and interest on the Series 2006 Bonds shall be made by the Trustee by wire transfer to any Holder of $1,000,000 or more in aggregate principal amount of Series 2006 Bonds upon receipt of written notice from such a Holder requesting such payment at least 15 days prior to the payment date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto. The principal of and interest and any premium on this Bond are payable in lawful money of the United States of America, without deduction for the services of the paying agent.
     This Bond is one of a duly authorized issue of the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”), issuable under the Indenture between the Issuer and the Trustee, aggregating in principal amount $36,495,000 and issued for the purpose of making a loan (the “Loan”) to assist Global Water Resources, LLC (the "Company”) in the financing of costs of a Project, as defined in the Loan Agreement dated as of even date with the Indenture (the “Agreement”), between the Issuer, the Trustee and the Company. The Series 2006 Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture (collectively, the “Bonds”), are special limited obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Series 2006 Bonds are issued pursuant to Title 35, Chapter 5 of the Arizona Revised Statutes, as amended, and to the laws of that State, and to a resolution duly enacted by the Board of Directors of the Issuer.
     NEITHER THE BOARD MEMBERS OF THE ISSUER NOR ANY PERSON EXECUTING THE BONDS IS PERSONALLY LIABLE ON THE BONDS OR SUBJECT TO ANY PERSONAL LIABILITY OR ACCOUNTABILITY BY REASON OF THEIR ISSUANCE. THE BONDS AND THE INTEREST THEREON ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER PAYABLE EXCLUSIVELY FROM REVENUES AND RECEIPTS PLEDGED UNDER THE INDENTURE. THIS BOND DOES NOT

CONSTITUTE AN INDEBTEDNESS, AN OBLIGATION OR A LOAN OF CREDIT OR A PLEDGE OF THE FULL FAITH, AND CREDIT OR TAXING POWER OF THE ISSUER OR THE STATE OF ARIZONA, COUNTY OF PIMA OR ANY OTHER MUNICIPALITY, CITY OR OTHER MUNICIPAL OR POLITICAL CORPORATION OR SUBDIVISION OF THE STATE OF ARIZONA WITHIN THE MEANING OF ANY STATUTORY OR CONSTITUTIONAL PROVISION AND SHALL NEVER CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE STATE OF ARIZONA, COUNTY OF PIMA OR ANY OTHER MUNICIPALITY, CITY, OR ANY OTHER MUNICIPAL OR POLITICAL CORPORATION OR SUBDIVISION OF THE STATE OF ARIZONA. THIS BOND DOES NOT DIRECTLY, INDIRECTLY, OR CONTINGENTLY OBLIGATE OR OTHERWISE CONSTITUTE A GENERAL OBLIGATION OF OR A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER, BUT SHALL BE A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND IN THE INDENTURE, BUT NOT OTHERWISE. THE ISSUER HAS NO TAXING POWER.
     NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST ON THIS BOND OR ANY CLAIM BASED THEREON OR UPON ANY OBLIGATION, COVENANT, OR AGREEMENT IN THE INDENTURE, OR LOAN AGREEMENT AGAINST ANY PAST, PRESENT, OR FUTURE OFFICER, DIRECTOR, COUNSEL, FINANCIAL ADVISOR, OR AGENT OF THE ISSUER OR ANY SUCCESSOR THERETO, AS SUCH, EITHER DIRECTLY OR THROUGH THE ISSUER, OR ANY SUCCESSOR THERETO, UNDER ANY RULE OF LAW OR EQUITY, STATUTE, OR CONSTITUTION OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY OR OTHERWISE, AND ALL SUCH LIABILITY OF ANY SUCH OFFICER, DIRECTOR, COUNSEL, FINANCIAL ADVISOR, OR AGENT, AS SUCH IS HEREBY EXPRESSLY WAIVED AND RELEASED AS A CONDITION OF AND IN CONSIDERATION FOR THE EXECUTION OF THE INDENTURE AND THE LOAN AGREEMENT AND THE ISSUANCE OF THIS BOND.
     Capitalized terms not defined herein have the meaning set forth in the Indenture. As described below, the Indenture and Agreement may be amended and references to them include any amendments.
     Reference is made to the Indenture for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds, and the terms and conditions upon which the Bonds are issued and secured, to the Agreement for a more complete description of obligations of the Company thereunder with respect to the Bonds thereunder.
     Pursuant to the Agreement, the Company has executed and delivered to the Trustee the Company’s promissory note dated as of even date herewith (the “Project Note”), in the principal amount of $36,495,000. The Company is required by the Agreement and the Project Note to make payments to the Trustee in the amounts and at the times necessary to pay the principal of and interest and any premium (the “Bond Service Charges”) on the Series 2006 Bonds. In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service

Charges on the Bonds, the Issuer’s right, title and interest in and to the Agreement, except for Unassigned Issuer’s Rights as defined in the Agreement.
     The Bond Service Charges on the Bonds are payable solely from the Revenues, as defined and as provided in the Indenture (being, generally, the amounts payable under the Agreement in repayment of the Loan and any unexpended proceeds of the Bonds), and are an obligation of the Issuer only to the extent of the Revenues. The Bonds are not secured by an obligation or pledge of any moneys raised by taxation and do not represent or constitute a debt or pledge of the faith and credit of the Issuer.
     Copies of the Indenture, the Agreement and the Project Note are on file in the principal corporate trust office of the Trustee. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture and the Agreement.
     The Series 2006 Bonds are issuable only as fully registered bonds in the denominations of $100,000 and any integral multiple of $1,000 thereof and are exchangeable for Series 2006 Bonds of other authorized denominations in equal aggregate principal amounts at the office of the Registrar specified on the face hereof, but only in the manner and subject to the limitations provided in the. Indenture. This Bond is transferable at the office of the Registrar, by the Holder in person or by his attorney, duly authorized in writing, upon presentation and surrender hereof to the Registrar.
     The Registrar is not required to transfer or exchange (i) any Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, or (ii) any Bonds so selected for redemption in whole or in part, within 90 days following such mailing.
     This Bond is subject to redemption as follows:
     1. The Series 2006 Bonds are subject to mandatory sinking fund redemption at a redemption price of 100 percent of the principal amount redeemed plus interest accrued to the redemption date, in each of the years and in the principal amount set forth in the Indenture.
     The Indenture provides that there shall be credited against the applicable principal amount to be redeemed by mandatory sinking redemption (“Sinking Fund Amount”) an amount bearing the same ratio to such Sinking Fund Amount as the total principal amount of Series 2006 Bonds of such maturity redeemed bears to the total principal amount of Series 2006 Bonds outstanding of such maturity.
     2. The Series 2006 Bonds are subject to extraordinary optional redemption by the Issuer, at the Company’s option, if events described in Section 6.2 of the Agreement occur (relating, generally, to damage or taking of the Project, changes in law or circumstances affecting the Project or acquisition of the stock or assets of the Company) (a) at any time in whole, or (b) on any Interest Payment Date in part in inverse order of maturity upon condemnation of part of the Project as provided in Section 6.2 of the Agreement, in each case, at a redemption price of 100 percent of the principal amount to be redeemed plus interest accrued to the redemption date.

     3. The Series 2006 Bonds are subject to mandatory redemption upon a Determination of Taxability (as defined in the Indenture), at a redemption price equal to 103 percent (103%) of the principal amount thereof plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 180 days following the Trustee’s notification of the Determination of Taxability.
     4. Unless previously redeemed, the Series 2006 Bonds are subject to redemption at the option of the Issuer, at the direction of the Company in whole or in part on any date on or after December 1, 2017 (from funds other than those deposited in accordance with the mandatory sinking fund requirements of the Indenture), in any order of maturity at the redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date.
     If Series 2006 Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee as provided in the Indenture, thereafter those Series 2006 Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.
     The Indenture permits certain amendments or supplements to the Agreement, the Indenture and the Project Note not prejudicial to the Holders to be made without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding. NOTWITHSTANDING ANY OTHER PROVISION OF THIS BOND TO THE CONTRARY, BUT EXCEPT AS OTHERWISE PROVIDED IN SECTION 3.06 OF THE INDENTURE, THIS BOND IS NONTRANSFERABLE UNLESS TRANSFERRED TO A QUALIFIED INVESTOR AS SET FORTH IN THE INDENTURE.
     The Holder of each Bond has only those remedies provided in the Indenture.
     The Issuer, Trustee, Registrar, Authenticating Agent and any agent thereof may treat the Registered Holder of this Bond as the absolute owner for the purpose of receiving payment as herein provided and for all other purposes hereunder and under the Indenture and none of them shall be affected by any notice to the contrary.
     The Bonds shall not constitute the personal obligation, either jointly or severally, of the members of the Board of Directors or of any other officer of the Issuer.
     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed.
     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Series 2006 Bonds in order to make them legal, valid and binding special limited obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Series 2006 Bonds has been received; and that the Series 2006 Bonds do not exceed or violate any constitutional or statutory limitation.
     Date of Registration and Authentication                                                             :
(FORM OF CERTIFICATE OF AUTHENTICATION)
     This Bond is one of the Bonds described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
By:
Authorized Signer

     Registrable at and payable by: U.S. Bank National Association
     IN WITNESS OF THE ABOVE, The Industrial Development Authority of the County of Pima has caused this Bond to be executed in the name of the Issuer in their official capacities by the manual or facsimile signatures of the President and Secretary/Treasurer, as of the date shown above.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA
By:
Name:
	Title:	President

ATTEST

Secretary

(FORM OF ASSIGNMENT)
Assignment
     The following abbreviations when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common
TEN ENT —	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT/TRANS MIN ACT		Custodian for		under
	(Cust.)		(Minor)
Uniform Gifts/Transfers to Minors Act of
(State)
     Additional abbreviations may also be used though not in list above.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned                                          (the “Transferor”), hereby sells, assigns and transfers unto                                          (the “Transferee”), whose address is                                                                                 and whose social security number (or other federal tax identification number) is
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF TRANSFEREE

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                    as attorney to register the transfer of the within Bond on the books kept for registration and registration of transfer thereof, with full power of substitution in the premises.
     Date:

SIGNATURE(S) GUARANTEED BY:

Firm or Bank	NOTICE:	No transfer will be registered and no new Bond will be issued in the name of the Transferee, unless that signature(s) to this assignment correspond(s) with the name as it appears upon the fact of the within Bond in every particular, without alteration or enlargement or any change whatever and name, address and the Social Security Number or federal employee identification number of the Transferee is supplied.

Authorized Signature

Signature guarantee should be made by a guarantor institution participating in the Securities, Transfer Agents Medallion Program or in such other program acceptable to the Bond Registrar.

EXHIBIT B
COSTS OF ISSUANCE
$36,495,000
THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE COUNTY OF PIMA
WATER AND WASTEWATER REVENUE BONDS
(GLOBAL WATER RESOURCES, LLC PROJECT)
SERIES 2006

AMOUNT
PAYEE	(not to exceed)

Bond Counsel	$95,000.00
Bond Counsel (expenses)	10,000.00
Underwriter’s Counsel	80,000.00
Underwriter’s Counsel (expenses)	2,500.00
Trustee (Acceptance & First Year Fees)	2,000.00
Trustee’s Counsel	3,000.00
Issuer’s Counsel	40,000.00
Printing of Official Statement (Bowne)	7,000.00
Underwriter Compensation	13,000.00
Miscellaneous	7,500.00